Exhibit 10.8

                          LICENSED PUBLISHER AGREEMENT

LICENSED PUBLISHER AGREEMENT, entered into July 13, 2002 (the "Agreement" or "LPA"), by and between Sony Computer Entertainment America Inc., with offices at 919 E. Hillsdale Boulevard, Foster City, CA 94404 (hereinafter "SCEA"), and Activision, Inc., with offices at 3100 Ocean Park Blvd., Santa Monica, CA 90405 (hereinafter "Publisher").

WHEREAS, SCEA and/or affiliated companies have developed a CD-based interactive console for playing video games and for other entertainment purposes known as the PlayStation(R) game console (hereinafter referred to as the "Player") and also own or have the right to grant licenses to certain intellectual property rights used in connection with the Player.

WHEREAS, Publisher has previously entered into a License Agreement, dated July 13, 1998 ("Original License Agreement") with SCEA, which granted Publisher a non-exclusive license to develop and distribute Licensed Products (as defined below) pursuant to the terms and conditions set forth in such Original License Agreement, and such Original License Agreement will expire four (4) years after the date of such Original License Agreement.

WHEREAS, Publisher desires to replace its non-exclusive license to publish, have manufactured, market, distribute and sell Licensed Products as set forth in the Original License Agreement with the licenses set forth in this Agreement.

WHEREAS, SCEA is willing, on the terms and subject to the conditions of this Agreement, to renew Publisher's non-exclusive license to publish, have manufactured, market, distribute and sell Licensed Products in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Publisher and SCEA hereby agree as follows:

1. Definition of Terms.

     1.1 "Advertising Materials" means any advertising, marketing, merchandising, promotional, public relations (including press releases) and display materials relating to or concerning the Licensed Products, or any other advertising, merchandising, promotional, public relations (including press releases) and display materials depicting any of the Licensed Trademarks.

     1.2 "Affiliate of SCEA" means, as applicable, either Sony Computer Entertainment Inc. in Japan, Sony Computer Entertainment Europe in the United Kingdom or such other Sony Computer Entertainment entity as may be established by Sony Computer Entertainment Inc. from time to time.

     1.3 "CD Magazine" means a magazine in PlayStation Disc format to be produced by SCEA, which incorporates first and third party Product Information, in addition to hints and tips, interviews and other SCEA and Player-related information, and which will be sold to subscribers and other consumers or used for other promotional purposes of SCEA.

     1.4 "Consumer Promotional Disc Program" shall have the meaning set forth in
Section 1.36 hereto.

     1.5 "Designated Manufacturing Facility" means a manufacturing facility which is designated by SCEA in its sole discretion to manufacture Licensed Products and/or component parts for the Player, which may include manufacturing facilities owned and operated by affiliated companies of SCEA.

     1.6 "Development Tools" means the development tools leased and licensed by SCEA to a Licensed Developer pursuant to a Licensed Developer Agreement for use in the development of Executable Software.

     1.7 "Executable Software" means Publisher's object code software which includes Licensed Developer Software and any software (whether in object code or source code form) provided directly or indirectly by SCEA or an Affiliate of SCEA which is intended to be combined with Licensed Developer Software for execution on the Player and has the ability to communicate with the software resident in the Player.

     1.8 "Generic Line" shall have the meaning set forth in Section 8.3 hereto.

     1.9 "Guidelines" shall mean SCEA's Guidelines with respect to its Intellectual Property Rights, which may be set forth in the SourceBook or in other documentation provided by SCEA to Publisher.

     1.10 "Hit Title Rebate" shall have the meaning set forth in Exhibit A, Section C hereto.

     1.11 "Intellectual Property Rights" means, by way of example but not by way of limitation, all current and future worldwide patents and other patent rights, copyrights, trademarks, service marks, trade names, trade dress, mask work rights, trade secret rights, technical information, know-how, and the equivalents of the foregoing under the laws of any jurisdiction, and all other proprietary or intellectual property rights throughout the universe, including without limitation all applications and registrations with respect thereto, and all renewals and extensions thereof.

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     1.12 "Legal Copy" means any legal or contractual information required to be used in connection with a Licensed Product or Product Information, including but not limited to copyright and trademark attributions, contractual credits and developer or distribution credits.

     1.13 "Licensed Developer" means any developer which is licensed by SCEA or an Affiliate of SCEA to develop Licensed Products pursuant to a valid and then current Licensed Developer Agreement.

     1.14 "Licensed Developer Agreement" or "LDA" means a valid and current agreement or renewal thereof between a Licensed Developer and SCEA, or an equivalent such agreement between a Licensed Developer and an Affiliate of SCEA (e.g., the LDA with SCEE).

     1.15 "Licensed Developer Software" means Licensed Developer's application source code and data (including audio and video material) developed by a Licensed Developer in accordance with its LDA, which, either by itself or combined with other Licensed Developer Software, when integrated with any software (whether in object code or source code form) provided by SCEA or an Affiliate of SCEA, creates Executable Software.

     1.16 "Licensed Products" means the Executable Software (which may be combined with Executable Software of two or more Licensed Developers), which shall consist of one product developed for the Player per Unit, in final form developed exclusively for the Player. Publisher shall have no right to package or bundle more than one product developed for the Player in a single Unit unless separately agreed with SCEA.

     1.17 "Licensed Publisher" means any publisher which is licensed by SCEA to publish, have manufactured, market, distribute and sell Licensed Products pursuant to a valid and then current Licensed Publisher Agreement.

     1.18 "Licensed Publisher Agreement" or "LPA" means a valid and current agreement or renewal thereof between a Licensed Publisher and SCEA.

     1.19 "Licensed Territory" means the United States (including its possessions and territories), Canada, Mexico and Latin America, as may be modified and/or supplemented by SCEA from time to time pursuant to Section 4.4 below.

     1.20 "Licensed Trademarks" means the trademarks, service marks, trade dress and logos designated by SCEA in the SourceBook or other documentation provided by SCEA to Publisher as being licensed to Publisher. Nothing contained in this Agreement shall in any way grant Publisher the right to use the trademark "Sony" in any manner as a trademark, trade name, service mark or logo. SCEA may amend such Licensed Trademarks from time to time in the SourceBook or other documentation provided by SCEA to Publisher or upon written notice to Publisher.

     1.21 "Manufacturing Specifications" means specifications setting forth terms relating to the manufacturing and assembly of Licensed Products, Packaging, Printed Materials and their component parts, which shall be set forth in the SourceBook or other documentation provided by SCEA to Publisher.

     1.22 "Master Disc" means a gold CD-ROM disc in the form requested by SCEA containing the final pre-production Executable Software for a Licensed Product, which has been approved by SCEA pursuant to Section 5.4 and meets the Manufacturing Specifications.

     1.23 "Official Magazine Demo" means a demo disc in PlayStation Disc format, to be produced by SCEA, containing first and third party Product Information, which will be "packed-in" to any official PlayStation magazine of SCEA or used for other promotional purposes of SCEA.

     1.24 "Packaging" means, with respect to each Licensed Product, the carton, containers, packaging, edge labels and other proprietary labels, trade dress and wrapping materials, including any jewel case (or other container) or parts thereof (including any portion of the jewel case containing Licensed Trademarks), but excluding Printed Materials and PlayStation Discs.

     1.25 "Pack-in Sampler Disc" means a demo disc in PlayStation Disc format to be produced by SCEA, containing first and third party Product Information, which will be "packed-in" to the Player hardware box or used for other promotional purposes of SCEA.

     1.26 "PlayStation Discs" means the distinctive black PlayStation interactive software CD-ROM discs compatible with the Player which are manufactured on behalf of Publisher which contain the Licensed Product or SCEA Demo Discs.

     1.27 "Printed Materials" means all artwork and mechanicals set forth on the CD label of the PlayStation Disc relating to the Licensed Product and on or inside the jewel case (or other container) and/or if applicable, on or inside the box (or other) Packaging for the Licensed Product, and all instructional manuals, liners, inserts, trade dress and other user information and/or materials to be inserted into the jewel case and/or other Packaging.

     1.28 "Product Information" means either (i) object code of a Licensed Product representing a playable portion of such Licensed Product ("Demo"); or
(ii) a representative video sample of the Licensed Product; or (iii) other Licensed Product related information, including but not limited to hints and tips, artwork, depictions of Licensed Product cover art, videotaped interviews, etc. With respect to Product Information provided in Demo form, the Demo delivered shall not consist of a complete game and shall be, at a minimum, an amount sufficient to demonstrate the game's core features and value, without providing too much game play so as to give the consumer a disincentive

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to purchase the complete Licensed Product, and such Demo shall also include any required Legal Copy on the title screen.

     1.29 "Purchase Order" means a written purchase order processed in accordance with SCEA's instructions provided in this Agreement or provided separately by SCEA to Publisher.

     1.30 "Retail Sampler Disc" means a demo disc in PlayStation Disc format to be produced by SCEA, which contains first and third party Product Information, which will be sold at retail or used for other promotional purposes of SCEA.

     1.31 "SCEA Demo Disc" means the SCEA developed and marketed demo discs, including the CD Magazine, Official Magazine Demo, Pack-in Sampler Disc, Retail Sampler Disc, and any other first party demo disc created by SCEA subsequent to the date of this Agreement in which SCEA invites Licensed Publishers to participate. Unless otherwise agreed in a separate agreement with Publisher, SCEA shall not charge any fees or royalties to Publisher for inclusion in SCEA Demo Discs.

     1.32 "SCEA Established Third Party Demo Disc Programs" shall have the meaning set forth in Section 1.36 hereto.

     1.33 "SCEA Product Code" shall mean the product identification number assigned to each Licensed Product, which shall consist of separate product identification numbers for multiple disc sets (i.e., SLUS-xxxxx). This SCEA Product Code is used on the Packaging and PlayStation Disc relating to each Licensed Product, as well as on most communications between SCEA and Publisher as a mode of identifying the Licensed Product other than by title.

     1.34 "Sony Materials" means any hardware, data, object code, source code, documentation (or any part(s) of any of the foregoing), including without limitation any portion or portions of the Development Tools, which are provided or supplied by SCEA or an Affiliate of SCEA to Publisher or any Licensed Developer and/or other Licensed Publisher.

     1.35 "SourceBook" means the SourceBook (or any other reference guide containing information similar to the SourceBook but designated with a different name) prepared by SCEA, which is provided separately to Publisher. The SourceBook is designed to serve as the first point of reference by Publisher in every phase of the development, approval, manufacture and marketing of Licensed Products.

     1.36 "Third Party Demo Disc" means any demo disc in PlayStation Disc format which contains Product Information and which SCEA has granted Publisher permission to produce or which complies with the terms of an SCEA Established Third Party Demo Disc Program. For purposes of this Agreement, "SCEA Established Third Party Demo Disc Programs" shall include (i) the Consumer Promotional Disc Program, whereby Publisher produces a sample disc, for promotional use only and not for resale, to promote Licensed Products to consumers by creating a sampler containing Product Information from multiple Licensed Products or Product Information from a single Licensed Product; (ii) the Trade Promotional Disc Program, whereby Publisher produces a sample disc incorporating a beta version of Publisher's Licensed Products which have been concept approved by SCEA, for promotional use only and not for resale, to promote its Licensed Products to retailers, journalists and/or trade partners prior to release of such Licensed Products and (iii) any other third party demo disc program established by SCEA for Licensed Publishers in the future.

     1.37 "Trade Promotional Disc Program" shall have the meaning set forth in
Section 1.36 hereto.

     1.38 "Unit" means a copy of each individual Licensed Product game title regardless of the number of PlayStation Discs constituting such Licensed Product game title.

     1.39 "Wholesale Price" or "WSP" shall mean the greater of (i) the published price of the Licensed Product offered to retailers by Publisher as evidenced by a sell sheet or price list issued by Publisher no later than thirty (30) days before first commercial shipment of the Licensed Product, or (ii) the actual price paid by retailers upon the first commercial shipment of a Licensed Product without offsets, rebates or deductions from invoices of any kind.

2. License Grant.

SCEA hereby grants to Publisher, and Publisher hereby accepts, for the term of this Agreement, within the Licensed Territory, under Intellectual Property Rights owned or licensed by SCEA, a non-exclusive, non-transferable license, without the right to sublicense (except as specifically provided herein), to publish Licensed Products, which right to publish shall be limited to the following rights and other rights set forth in this LPA: (i) to enter into agreements with Licensed Developers and other third parties pursuant to Sections 3 and 17.5 hereto to develop Licensed Products which have been approved by SCEA in accordance with the terms of this LPA; (ii) to have such Licensed Products manufactured in accordance with the terms of this LPA; (iii) to market, distribute and sell such Licensed Products and to authorize others to do so in accordance with the terms of this LPA; (iv) to use the Licensed Trademarks strictly and only in connection with the marketing, packaging, advertising and promotion of the Licensed Products, and subject to SCEA's right of approval as provided herein; (v) to sublicense to end users the right to use the Licensed Products for noncommercial purposes only and not for public performance; and
(vi) from time to time to participate by invitation of SCEA in the "Third Party Greatest Hits" program on terms and conditions to be

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determined and published by SCEA and separately agreed with Publisher.

3. Development of Licensed Products.

This LPA grants Publisher the right to publish, have manufactured, market, distribute and sell Licensed Products, and does not authorize Publisher to develop Licensed Products or to lease or license Development Tools from SCEA to assist in such development. In order for Publisher to have Licensed Products developed for the Player or to lease or license Development Tools from SCEA to assist in such development, it must either (i) enter into a Licensed Developer Agreement directly with SCEA or with an Affiliate of SCEA; or (ii) enter into an agreement with a Licensed Developer for the development of Licensed Products. Publisher may also publish, have manufactured, market, distribute and/or sell Licensed Products for a Licensed Developer or another Licensed Publisher pursuant to the terms of this Agreement. Publisher shall notify SCEA in writing of the identity of any third party or Licensed Developer with whom it has contracted to develop, publish, have manufactured, market, distribute and/or sell Licensed Products within thirty (30) days of entering into an agreement or other arrangement with the third party. Publisher shall have the responsibility for determining that any developers or other third parties meet the criteria set forth herein. It shall be considered a material breach of this LPA for Publisher to provide Development Tools or other Sony Materials to an unlicensed developer or other third party.

4. Limitations on Licenses; Reservation of Rights.

     4.1 Reverse Engineering Prohibited. Publisher hereby agrees not to directly or indirectly disassemble, decrypt, electronically scan, peel semiconductor components, decompile, or otherwise reverse engineer in any manner or attempt to reverse engineer or derive source code from, all or any portion of the Sony Materials (whether or not all or any portion of the Sony Materials are integrated with Licensed Developer Software), or permit or encourage any third party to do so. Publisher shall not use, modify, reproduce, sublicense, distribute, create derivative works from, or otherwise provide to third parties, the Sony Materials, in whole or in part, other than as expressly permitted by this Agreement. Publisher shall be required in all cases to pay royalties in accordance with Section 9 hereto to SCEA on any of Publisher's products utilizing Sony Materials. The burden of proof under this Section shall be on Publisher, and SCEA reserves the right to require Publisher to furnish evidence satisfactory to SCEA that this Section has been complied with.

     4.2 Reservation of SCEA's Rights. The licenses granted in this Agreement from SCEA to Publisher extend only to publishing, manufacturing, marketing, distribution and sale of Licensed Products for use on the Player, in such format as may be designated by SCEA. Without limiting the generality of the foregoing and except as otherwise provided herein, Publisher shall not have the right to distribute or transmit the Executable Software or the Licensed Products (to the extent each includes Sony Materials) via electronic means or any other means now known or hereafter devised, including without limitation, via wireless, cable, fiber optic means, telephone lines, microwave and/or radio waves, or over a network of interconnected computers or other devices. Notwithstanding this limitation, Publisher may electronically transmit Executable Software from site to site, or from machine to machine over a computer network, for the sole purpose of facilitating development; provided that no right of retransmission shall attach to any such transmission, and provided further that Publisher shall use reasonable security measures customary within the high technology industry to reduce the risk of unauthorized interception or retransmission of such transmissions. This Agreement does not grant any right or license, under any Intellectual Property Rights of SCEA or otherwise, except as expressly provided herein, and no other right or license is to be implied by or inferred from any provision of this Agreement or the conduct of the parties hereunder. Publisher shall not make use of any of the Sony Materials and/or any Intellectual Property Rights or Licensed Trademarks related to the Sony Materials and/or Player (or any portion thereof) except as authorized by and in compliance with the provisions of this Agreement or as may be otherwise expressly authorized in writing by SCEA. No right, license or privilege has been granted to Publisher hereunder concerning the development of any collateral product or other use or purpose of any kind whatsoever which displays or depicts any of the Licensed Trademarks. The rights set forth in Section 2(v) hereto are limited to the right to sublicense such rights to end users for non-commercial use; any public performance relating to the Licensed Product or the Player is prohibited unless expressly authorized in writing by SCEA.

     4.3 Reservation of Publisher's Rights. Separate and apart from Sony Materials licensed to Publisher hereunder, Publisher (or a Licensed Developer, as determined between Publisher and such Licensed Developer) retains all rights, title and interest in and to the Licensed Developer Software, including without limitation, Publisher's (or Licensed Developer's) Intellectual Property Rights therein, as well as all of Publisher's (or Licensed Developer's) rights in any source code and other underlying material such as artwork and music related thereto, created by Publisher (or Licensed Developer) and contained therein, and nothing in this Agreement shall be construed to restrict the right of Publisher to develop, distribute or transmit products incorporating the Licensed Developer Software and such underlying material (separate and apart from the Sony Materials) for any hardware platform or service other than the Player or from using the Printed Materials or any Advertising Materials approved by SCEA as provided herein (provided that such Printed Materials and/or Advertising Materials do not contain any Licensed Trademarks) as Publisher determines for such other platforms. Notwithstanding the foregoing, Publisher shall not distribute or transmit Product Software which is

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intended to be used with the Player via electronic means or any other means now known or hereafter devised, including without limitation, via wireless, cable, fiber optic means, telephone lines, microwave and/or radio waves, or over a network of computers or other devices, except as otherwise permitted in Section
4.2 hereto.

     4.4 Additions to and Deletions From Licensed Territory. SCEA may, from time to time, add one or more countries to the Licensed Territory by providing written notice of such addition to Publisher. SCEA shall also have the right to delete, and intends to delete any country or countries from the Licensed Territory if, in SCEA's reasonable judgment, the laws or enforcement of such laws in such country or countries do not protect SCEA's Intellectual Property Rights. In the event a country is deleted from the Licensed Territory, SCEA shall deliver to Publisher a notice stating the number of days within which Publisher shall cease exercising such licenses in the deleted country or countries. Publisher agrees to cease exercising such licenses, directly or through subcontractors, in such deleted country or countries, by the end of the period stated in such notice.

5. Quality Standards for the Licensed Products.

     5.1 Quality Assurance Generally. The Licensed Products, including, without limitation, the contents and title of each of the Licensed Products, and/or Publisher's use of any of the Licensed Trademarks, shall be subject to SCEA's prior written approval, which shall not be unreasonably withheld or delayed and which shall be within SCEA's sole discretion as to acceptable standards of quality. SCEA shall have the right at any stage of the development of the Licensed Product to review such Licensed Product to ensure that it meets SCEA's quality assurance standards. Publisher agrees that all Licensed Products will be designed (if an original title for the Player) or modified (if a pre-existing title) to substantially utilize the particular capabilities of the Sony Materials and the Player, including but not limited to utilizing the software libraries and graphics capabilities of the Player.

     5.2 Product Proposals.

          5.2.1 Submission of Product Proposal. Before Publisher contracts with a Licensed Developer for the creation of Licensed Developer Software (or, if Publisher is also a Licensed Developer, before Publisher commences programming of the Licensed Developer Software) for each of the Licensed Products, Publisher shall submit to SCEA, for SCEA's written approval or disapproval (which shall not be unreasonably withheld or delayed), a written proposal (the "Product Proposal") in accordance with the procedures specified in the SourceBook. Such Product Proposal must consist of a complete description of the proposed Licensed Product and such other information specified in the SourceBook, including but not limited to the scheduled and/or anticipated delivery date of final Executable Software, as well as any additional information that SCEA may deem to be useful in evaluating the proposed Licensed Product, which may include samples of past work.

          5.2.2 Approval of Product Proposal. After SCEA's review of Publisher's Product Proposal, Publisher will receive written notice of the following possible statuses: (i) Approved; (ii) Conditional Approval; (iii) Resubmission Requested; or (iv) Not Approved. Such statuses shall have the meaning ascribed to them in the SourceBook, and may be changed from time to time by SCEA in subsequent versions of the SourceBook. Any requested re-submissions shall be made at Publisher's cost. If a Product Proposal is "Not Approved", then Publisher cannot re-submit such Product Proposal without significant, substantive revisions. In addition, if a Product Proposal as submitted by any Licensed Publisher or Licensed Developer is "Not Approved" by SCEA, it cannot be re-submitted by another Licensed Publisher or Licensed Developer without significant, substantive revisions. Publisher shall notify SCEA promptly in writing in the event of any material proposed change in any portion of the Product Proposal. SCEA's approval of a Product Proposal shall not obligate Publisher to continue with development or production of the proposed Licensed Product, provided that Publisher must immediately notify SCEA in writing if it discontinues, cancels or otherwise delays past the original scheduled delivery date the development of any proposed Licensed Product. If Publisher licenses a Licensed Product from a Licensed Developer, it shall immediately notify SCEA of such license, and SCEA will inform Publisher as to the status of the Product Proposal and Review Process for such Licensed Product and this Agreement shall govern the approval process of such Licensed Product after any such notification. SCEA shall have no obligation to approve any Product Proposal submitted by Publisher, and any development conducted by or at the direction of Publisher shall be at Publisher's own risk. Nothing herein shall restrict SCEA from commercially exploiting any coincidentally similar concept(s) and/or product(s) which have been independently developed by SCEA, an Affiliate of SCEA or any third party without reference to or reliance upon Publisher's work.

     5.3 Review of Work-in-Progress. SCEA has the right pursuant to this Agreement to require Publisher to submit to SCEA work-in-progress on the Licensed Product at certain intervals throughout the development of such Licensed Product and, upon written notice to Publisher, at any time during the development process. Upon receipt by Publisher of "Approved" or "Conditional Approval" status of the Licensed Product, Publisher must, within the time frame indicated in the approval letter, communicate with SCEA and mutually agree on a framework for the review of such Licensed Product throughout the development process ("Review Process"). Once the Review Process has begun, Publisher shall be responsible for submitting work-in-progress to SCEA in accordance with such Review Process. Failure to submit work-in-progress in accordance with any stage of the Review Process may at SCEA's

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discretion, result in revocation of approval of such Licensed Product. SCEA shall have the right to approve, reject or require additional information with respect to each stage of the Review Process, which shall not be unreasonably withheld or delayed by SCEA. SCEA shall specify in writing the reasons for any such rejection or request for additional information and shall state what corrections and/or improvements are necessary. If any stage of the Review Process is not provided to SCEA or, after a reasonable cure period agreed to between SCEA and Publisher, is not successfully met, SCEA shall have the right to revoke the approval of Publisher's Product Proposal. No approval by SCEA of any particular stage of the Review Process shall be deemed an approval of any other stage, nor shall any such approval be deemed to constitute a waiver of any approval requirement with respect to any other stage or any of SCEA's rights under this Agreement. Licensed Products which are canceled by Publisher or are late in meeting the Final Executable Software stage of the Review Process by more than three (3) months (without agreeing with SCEA on a modified Final Executable Software delivery date) are subject to re-submission of Product Proposal, in which event SCEA may re-approve or disapprove such Product Proposal. The "Approved" or "Conditional Approval" status of the Product Proposal shall not be construed by Publisher as full approval of all elements of such Licensed Product, or as a commitment by SCEA to grant final approval to the Licensed Product. Failure to make changes required by SCEA to the Licensed Product at any stage of the Review Process, or making material changes to the Licensed Product without SCEA's approval may, in addition to the provisions set forth in this Section, subject Publisher to the termination provisions set forth in Section 15.3 hereto.

     5.4 Approval of Executable Software. Publisher shall, on or before the date specified in the Product Proposal or as determined by SCEA pursuant to the Review Process, deliver to SCEA for its inspection and evaluation, a final version of the Executable Software for the proposed Licensed Product. SCEA will evaluate such final version of the Executable Software and notify Publisher in writing of its approval or disapproval of such Executable Software, which shall not be unreasonably withheld or delayed. If such Executable Software is disapproved, SCEA shall specify in writing the reasons for such disapproval and state what corrections and/or improvements are necessary. After making the necessary corrections and/or improvements, Publisher may submit a new version of such Executable Software for approval or disapproval by SCEA. No approval by SCEA of any element of the Executable Software shall be deemed an approval of any other element of the Licensed Product, nor shall any such approval be deemed to constitute a waiver of any of SCEA's rights under this Agreement. SCEA shall have the right to disapprove Executable Software if it fails to comply with one or more conditions as set forth in the SourceBook with no obligation to review all elements of such version of Executable Software. All final versions of Executable Software shall be submitted in the format prescribed by SCEA and shall include such number of gold master copies as SCEA may require from time to time. Publisher warrants that all final versions of Executable Software are fully tested and shall use its best efforts to ensure that final versions of Executable Software are fully debugged prior to submission to SCEA. In addition, prior to manufacture of Executable Software, Publisher shall be required to sign an affidavit (in the form of attached Exhibit B) stating that the Executable Software complies or will comply with standards set forth in the SourceBook or other documentation provided by SCEA to Publisher, Publisher approves the release of such Executable Software for manufacture in its current form and Publisher shall be fully responsible for any problems related to such Executable Software.

     5.5 Publisher's Additional Ouality Assurance Oblications. If at any time or times subsequent to the approval of the Executable Software pursuant to Section 5.4, SCEA identifies any material bugs. (such materiality to be determined by SCEA in its sole discretion) with respect to the Licensed Product or any material bugs are brought to the attention of SCEA or in the event that SCEA identifies any improper use of its Licensed Trademarks or other Sony Materials with respect to the Licensed Product or any such improper use is brought to the attention of SCEA, Publisher shall, at no cost to SCEA, promptly correct any such material bugs, or improper Licensed Trademark or Sony Material use, to SCEA's commercially reasonable satisfaction, which may include, if necessary in SCEA's judgment, the recall and re-release of such Licensed Product. In the event any Units of any of the Licensed Products create any reasonable risk of loss or damage to any property or injury to any person, Publisher shall immediately take effective steps, at Publisher's sole liability and expense, to recall and/or to remove such defective Licensed Product from any affected channels of distribution, provided, however, that if Publisher is not acting as the distributor and/or seller for the Licensed Products, its obligation hereunder shall be to use its best efforts to arrange removal of such Licensed Product from channels of distribution. Publisher shall provide all end-user support for the Licensed Products and SCEA expressly disclaims any obligation to provide end-user support on Publisher's Licensed Products.

     5.6 Approval of Printed Materials. For each proposed Licensed Product, Publisher shall be responsible, at Publisher's expense, for creating and developing all Printed Materials. All Printed Materials shall comply with the Guidelines, which may be amended from time to time, provided that Publisher shall, except as otherwise provided herein, only be required to implement any such amended Guidelines in subsequent orders of Printed Materials and shall not be required to recall or destroy previously manufactured Printed Materials unless such Printed Materials do not comply with the original requirements in the Guidelines or unless explicitly required in writing by SCEA pursuant to a legal requirement involving SCEA's Intellectual Property Rights. Failure to follow the Guidelines and/or to submit or resubmit Printed Materials

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to SCEA as set forth herein, and in Section 7.1.3.1 hereto shall be a material breach of this Agreement and the provisions of Section 15.3 shall apply. No later than the time final Executable Software for a proposed Licensed Product is submitted to SCEA for inspection and evaluation, Publisher shall also deliver to SCEA, for review and evaluation, the proposed final Printed Materials for such proposed Licensed Product and a form of limited warranty for the proposed Licensed Product. Publisher acknowledges that failure to meet any scheduled release dates for a Licensed Product are solely the risk and responsibility of Publisher, and SCEA assumes no responsibility for Publisher failing to meet such scheduled release dates due to disapproval of Printed Materials relating to such Licensed Product. Publisher agrees that the quality of such Printed Materials shall be of the same quality as that associated with other commercially available high quality consumer products. If any of the Printed Materials are disapproved, SCEA shall specify the reasons for such disapproval and state what corrections are necessary. SCEA shall have no liability to Publisher for costs incurred or irrevocably committed to by Publisher for production of Packaging or Printed Materials that is disapproved by SCEA. After making the necessary corrections to the disapproved Printed Materials, Publisher must submit new proposed Printed Materials for approval by SCEA. SCEA shall not unreasonably withhold or delay its review of the proposed Printed Materials. No approval by SCEA of any element of the Printed Materials shall be deemed an approval of any other element of the Licensed Product, nor shall any such approval be deemed to constitute a waiver of any of SCEA's rights under this Agreement. In addition, SCEA's approval of any element of Printed Materials shall not release Publisher from any of its representations and warranties in Section 10.2 hereunder.

     5.7 Approval of Advertising Materials. Pre-production samples of all Advertising Materials relating to Licensed Products shall be submitted by Publisher to SCEA, free of cost, for SCEA's evaluation and approval, which shall not be unreasonably withheld or delayed, as to the quality, style, appearance and usage of any of the Licensed Trademarks, appropriate references of any required notices and compliance with the Guidelines, prior to any actual production, use or distribution of any such items by Publisher or on its behalf. No such proposed Advertising Materials shall be produced, used or distributed directly or indirectly by Publisher without first obtaining the written approval of SCEA. If any of the Advertising Materials are disapproved, SCEA shall specify the reasons for such disapproval and state what corrections are necessary. SCEA may require Publisher to immediately withdraw and reprint any Advertising Materials which have been published but have not received the written approval of SCEA. SCEA shall have no liability to Publisher for costs incurred or irrevocably committed to by Publisher for production of Advertising Materials that are disapproved by SCEA. For each Licensed Product, Publisher shall be required to deliver to SCEA an affidavit (in the form of attached Exhibit C) stating that all advertising and promotional materials for the Licensed Product complies or will comply with the Guidelines for use of the Licensed Trademarks. After making the necessary corrections to the disapproved Advertising Materials, Publisher must submit new proposed Advertising Materials for approval by SCEA. SCEA shall not unreasonably withhold or delay its review of the proposed Advertising Materials. Failure to follow the Guidelines and/or to submit or resubmit Advertising Materials to SCEA for review shall be a material breach of this Agreement. Publishers who fail to submit Advertising Materials to SCEA for review or otherwise broadcast or publish Advertising Materials without the approval of SCEA shall be subject to the provisions of the "Three Strikes" program as outlined in the SourceBook which could result in termination of this LPA; termination of the Licensed Product; or could subject Publisher to the provisions of Section 15.4 hereto. Subject in each instance to the prior written approval of SCEA (not to be unreasonably withheld), Publisher may use such textual and/or pictorial advertising matter (if any) as may be created by SCEA or in its behalf pertaining to the Sony Materials and/or to the Licensed Trademarks on such promotional and advertising materials as may, in Publisher's judgment, promote the sale of the Licensed Products within the Licensed Territory. Publisher shall include, at Publisher's cost and expense, the required consumer advisory rating code(s) on any and all Advertising Materials used in connection with the Licensed Product, which shall be procured in accordance with the provisions of Section 6 below. Publisher acknowledges that failure to meet any scheduled release dates for Advertising Materials is solely the risk and responsibility of Publisher, and SCEA assumes no responsibility for Publisher failing to meet such scheduled release dates due to approval requirements as set forth in this Section. No approval by SCEA of any element of the Advertising Materials shall be deemed an approval of any other element of the Licensed Product, nor shall any such approval be deemed to constitute a waiver of any of SCEA's rights under this Agreement. In addition, SCEA's approval of any element of Advertising Materials shall not release Publisher from any of its representations and warranties in Section 10.2 hereunder.

6. Labeling Requirements.

All Printed Materials for each Unit of the Licensed Products shall have conspicuously, legibly and irremovably affixed thereto the notices specified in a template provided in the SourceBook or other documentation provided by SCEA to Publisher, which template may be amended from time to time by SCEA during the term of this Agreement, following which Publisher will incorporate such Agreement into its next print run for the Licensed Products. Publisher agrees that, if required by SCEA or any governmental entity, it shall submit each Licensed Product to a consumer advisory ratings system designated by SCEA and/or such governmental entity for the purpose of

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obtaining rating code(s) for each Licensed Product. Any and all costs and expenses incurred in connection with obtaining such rating code(s) shall be borne solely by Publisher. Any required consumer advisory rating code(s) procured hereby shall be displayed on the Licensed Product and in the associated Printed Materials and Advertising Materials in accordance with the SourceBook or other documentation provided by SCEA to Publisher, at Publisher's cost and expense.

7. Manufacture of the Licensed Products.

     7.1 Manufacture by SCEA.

          7.1.1 Appointment of SCEA as Manufacturer. Publisher hereby appoints SCEA, and SCEA hereby accepts such appointment, as the manufacturer of PlayStation Discs and, subject to Section 7.1.3 below, the manufacturer and assembler of such PlayStation Discs with Printed Materials and Packaging. Publisher acknowledges and agrees that it shall purchase from SCEA or a Designated Manufacturing Facility all of its requirements for PlayStation Discs, during the term of the Agreement. SCEA shall provide to Publisher written Manufacturing Specifications, which may be amended from time to time upon reasonable notice to Publisher. SCEA shall have the right, but no obligation, to contract or subcontract any phase of production or manufacture of any or all of the Licensed Products, the Packaging, the Printed Materials or any part thereof, subject to Section 14 below. Any Designated Manufacturing Facility shall be a third party beneficiary of this Agreement.

          7.1.2 Creation of Master CD-ROM. Following approval by SCEA of each Licensed Product pursuant to Section 5.4, Publisher shall provide SCEA with the number of Master Discs specified in the SourceBook or in any other documentation separately provided by SCEA to Publisher. SCEA or a Designated Manufacturing Facility shall create from one of the Master Discs provided by Publisher the original master CD-ROM, from which all other copies of the Licensed Product are to be replicated. Publisher shall be responsible for the costs, as set forth in the Manufacturing Specifications, of creating such original master CD-ROM. In order to insure against loss or damage to the copies of the Executable Software furnished to SCEA, Publisher will retain duplicates of all such Master Discs. Neither SCEA nor a Designated Manufacturing Facility shall be liable for loss of or damage to any copies of the Master Discs or Executable Software.

          7.1.3 Printed Materials, Packaging and Assembly Services.

               7.1.3.1 Printed Materials. If Publisher elects to obtain Printed Materials from SCEA, Publisher shall deliver the film for all SCEA approved Printed Materials to SCEA or, if appropriate, at SCEA's option, to a Designated Manufacturing Facility in accordance with the Manufacturing Specifications, at Publisher's sole risk and expense. Publisher may elect, subject to SCEA's approval as provided in Section
          5.6 hereto and in this section, to be responsible for manufacturing its own Printed Materials. In the event that Publisher elects to be responsible for manufacturing the Printed Materials (other than any Artwork which may be placed directly upon the PlayStation Disc, which will be supplied to SCEA for placement on the PlayStation Disc), Publisher shall deliver *** of such Printed Materials to SCEA or at SCEA's option to a Designated Manufacturing Facility, within the time frame specified in the Manufacturing Specifications, in the minimum order quantities set forth in Section 7.2.2 below, at Publisher's sole risk and expense. Publisher shall be required to supply SCEA with *** of any Printed Materials not produced or supplied by SCEA or a Designated Manufacturing Facility prior to production, at no charge to SCEA or such Designated Manufacturing Facility, for SCEA's approval with respect to the quality thereof. *** of such sample Printed Materials shall be supplied to SCEA and *** shall be supplied to a Designated Manufacturing Facility. In the event that such Printed Materials for a Licensed Product are revised by Publisher prior to a reorder of Units of Licensed Products, then Publisher must submit an additional *** to SCEA and a Designated Manufacturing Facility for approval prior to production. Such Printed Materials shall be required to comply with any Manufacturing Specifications established by SCEA for Printed Materials for Licensed Products, and SCEA shall have the right to disapprove any Printed Materials that do not comply with such Manufacturing Specifications. Such Manufacturing Specifications for Printed Materials shall be comparable to the manufacturing specifications applied by SCEA to its own software products for the Player. If Publisher elects to supply its own Printed Materials, neither SCEA nor a Designated Manufacturing Facility shall bear any responsibility for any delays.

               7.1.3.2 Packaging. Publisher may either obtain Packaging from SCEA or from an alternate source. If Publisher elects to be responsible for manufacturing its own Packaging (other than any edge labels or other proprietary labels and any portion of the jewel case containing Licensed Trademarks, which Publisher will be required to purchase from SCEA or a Designated Manufacturing Facility), Publisher shall assume all responsibility for the creation of such Packaging, at Publisher's sole risk and expense. Publisher shall be responsible for encoding and printing edge labels provided by SCEA or a Designated Manufacturing Facility with information reasonably specified by SCEA from time to time and will apply such labels to each Unit of the Licensed Product as reasonably specified by SCEA. Publisher shall be required to supply SCEA with, *** samples of any Packaging not produced or supplied by SCEA or a Designated Manufacturing Facility, at no charge to SCEA or Designated Manufacturing Facility, prior to production for SCEA's approval with respect to the quality thereof . *** copies of such sample Packaging shall be

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     Exchange Commission.

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          supplied to SCEA and *** shall be supplied to a Designated
          Manufacturing Facility. In the event that Packaging for any Licensed Product is changed in any way after SCEA and a Designated Manufacturing Facility have already approved such Packaging, then Publisher must resubmit an additional *** samples to SCEA and such Designated Manufacturing Facility for approval. Failure to submit or resubmit Packaging to SCEA and a Designated Manufacturing Facility shall constitute a material breach of this Agreement, and the provisions of Section 15.3 shall apply. Such Packaging shall be required to comply with any Manufacturing Specifications established by SCEA for Packaging for Licensed Products, and SCEA shall have the right to disapprove any Packaging that does not comply with such Manufacturing Specifications. Such Manufacturing Specifications for Packaging shall be comparable to the manufacturing specifications applied by SCEA to its own software products for the Player. If Publisher procures Packaging from an alternate source, then it must also procure assembly services from an alternate source; neither SCEA nor a Designated Manufacturing Facility shall be required to assemble such Licensed Product if Packaging is obtained from an alternate source. If Publisher elects to supply its own Packaging and assembly services, neither SCEA nor a Designated Manufacturing Facility shall bear any responsibility for any delays.

               7.1.3.3 Assembly Services. Publisher may either procure assembly services from SCEA or from an alternate source. If Publisher elects to be responsible for assembling the Licensed Products, then SCEA shall ship the component parts of the Licensed Product to a destination provided by Publisher, at Publisher's sole risk and expense. Assembly of Licensed Products shall be required to comply with any Manufacturing Specifications established by SCEA for such assembly services, and SCEA shall have the right to inspect any assembly facilities utilized by Publisher in order to determine if the component parts of the Licensed Products are being assembled in accordance with the Manufacturing Specifications. SCEA shall have the right to require that Publisher recall any Licensed Products that do not contain proprietary labels or other material component parts or that otherwise fail to comply with the Manufacturing Specifications. If Publisher elects to assemble its own Licensed Products, neither SCEA nor a Designated Manufacturing Facility shall bear any responsibility for any delays or missing component parts. Failure to comply with Manufacturing Specifications regarding assembly services shall constitute a material breach of this Agreement, and the provisions of Section 15.3 shall apply.

               7.1.4 Manufacture of Units. Upon approval, pursuant to Section 5 and subject to Section 7.1.3, of such pre-production samples of the Executable Software and the associated Printed Materials, Packaging and assembly services, SCEA or a Designated Manufacturing Facility will, in accordance with the terms and conditions set forth in this
          Section 7, and at Publisher's expense (a) manufacture PlayStation Discs for Publisher; (b) manufacture Publisher's Packaging and/or Printed Materials; and/or (c) assemble the PlayStation Discs with the Printed Materials and the Packaging. SCEA reserves the right to insert, or to require Publisher to insert, certain Printed Materials relating to the Player or Licensed Trademarks into each Unit of Licensed Products.

     7.2 Price, Payment and Terms.

               7.2.1 Price. The applicable price for manufacture of any Units of the Licensed Products ordered hereunder shall be provided to Publisher in the Manufacturing Specifications prior to manufacture of the Licensed Products. Purchase price(s) shall be stated in United States dollars and are subject to change by SCEA at any time upon reasonable notice to Publisher; provided, however, that the applicable price shall not be changed with respect to any Units of Licensed Products which are the subject of an effective Purchase Order but which have not yet been delivered by SCEA to Publisher at the designated F.O.B. point. Prices for finished Units of Licensed Products are exclusive of any foreign or U.S. federal, state, or local sales or value-added tax, use, excise, customs duties or other similar taxes or duties, which SCEA may be required to collect or pay as a consequence of the sale or delivery of any Units of the Licensed Products to Publisher. Publisher shall be solely responsible for the payment or reimbursement of any such taxes, fees and other such charges or assessments applicable to the sale and/or purchase of any finished Units of any of the Licensed Products.

                7.2.2 Orders. Publisher shall issue to SCEA written Purchase Order(s) in accordance with the Manufacturing Specifications. All Purchase Orders to SCEA shall reference this Agreement, give a Publisher authorization number, specify quantities by Licensed Product, state requested delivery date and all packaging information and be submitted on or with an order form to be provided in the Manufacturing Specifications. All Purchase Orders to SCEA shall be subject to acceptance by SCEA which shall not be unreasonably withheld or delayed. Purchase Orders issued by Publisher to SCEA for each of the Licensed Products approved by SCEA shall be non-cancelable and be for at least *** Units of such Licensed Product. In the event that SCEA or a Designated Manufacturing Facility manufactures the Printed Materials for the Publisher pursuant to Section 7.1.3 above, Publisher may, at Publisher's option, allow SCEA or such Designated Manufacturing Facility to manufacture an additional *** of such Printed Materials at Publisher's expense in anticipation of reorders. Publisher agrees that such Printed Materials will be stored by a Designated Manufacturing Facility for a period of no more than one hundred and eighty (180) days, after which time such Printed Materials will, at Publisher's option, either be returned to Publisher at Publisher's cost and expense or be destroyed. Such Designated Manufacturing Facility may also store a reasonable quantity of Printed Materials procured from an

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     Exchange Commission.

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                                      -9-                          CONFIDENTIAL

          alternate source for up to one hundred and eighty (180) days, subject to a reasonable storage fee, after which time such Printed Materials will, at Publisher's option, either be returned to Publisher at Publisher's cost and expense or be destroyed. Publisher shall have no right to cancel or reschedule any Purchase Order (or any portion thereof) for any of the Licensed Products unless the parties shall first have determined the status of such Purchase Order in the manufacturing process and reached mutual agreement as to Publisher's financial liability with respect to any desired cancellation or rescheduling of any such Purchase Order (or any portion thereof).

               7.2.3 Payment Terms. Purchase Orders will be invoiced on a pro forma basis (a pro forma invoice is issued in advance of the official invoice) as soon as reasonably practical after receipt of Purchase Order and will include both manufacturing price and royalties payable pursuant to Section 9 hereto for each Unit of Licensed Products ordered. Each invoice will be payable either on a cash-in-advance basis or pursuant to a letter of credit. If the cash in advance option is selected, then upon issuance of a pro forma invoice to Publisher by SCEA, Publisher shall immediately forward to a Designated Manufacturing Facility the invoice amount. Such amount shall be payable in United States dollars and remitted by wire transfer to such bank account as shall be designated by SCEA or a Designated Manufacturing Facility for such purpose. Upon receipt of such amount by a Designated Manufacturing Facility, SCEA shall release the Publisher's Purchase Order to a Designated Manufacturing Facility for production. If the letter of credit option is selected, then at the time a Purchase Order is placed with SCEA, Publisher shall provide to SCEA an irrevocable letter of credit in favor of SCEA and payable at sight. The letter of credit must either be issued by a bank acceptable to SCEA or confirmed, at Publisher's expense, if so requested by SCEA. The letter of credit shall be in United States dollars in an amount equal to the manufacturing price determined pursuant to Section 7.2.1 and the royalty determined pursuant to Section 9 for each Unit of the Licensed Product ordered. All associated banking charges with respect to payments of manufacturing costs and royalties (including but not limited to the. costs of obtaining a letter of credit) shall be borne solely by Publisher. If permitted by SCEA, SCEA may at its sole discretion extend credit terms and limits to Publisher. SCEA may also at any time revoke such credit terms and limits as extended. If Publisher qualifies for such credit terms, then orders will be invoiced upon shipment and each invoice will be paid within thirty
          (30) days of the date of the invoice. ***. Publisher shall be additionally liable for all of SCEA's costs and expenses of collection, including, without limitation, reasonable fees for attorneys and court costs. No deduction may be made from remittances unless an approved credit memo has been issued by SCEA. No claim for credit due to shortage or breakage will be allowed unless it is made within seven (7) days after Publisher receives the Licensed Product, and SCEA assumes no responsibility for shortage or breakage if Packaging and assembly services are obtained from alternate sources. Each shipment of Licensed Products to Publisher shall constitute a separate sale to Publisher, whether said shipment be whole or partial fulfillment of any order. Notwithstanding the foregoing, nothing in this Section shall excuse or be construed as a waiver of Publisher's obligation to timely provide any and all payments owed to SCEA hereunder.

     7.3 Delivery of Licensed Products. Neither SCEA nor any Designated Manufacturing Facility shall have an obligation to store completed Units of Licensed Products. Delivery of Licensed Products shall be in accordance with the Manufacturing Specifications, provided that Publisher may either specify the carrier to be used or allow SCEA or a Designated Manufacturing Facility to use the best way of getting the Licensed Products delivered. ***.

     7.4 Technology Exchange and Quality Assurance. There will be no technology exchange between SCEA or any Designated Manufacturing Facility and Publisher under this Agreement. Due to the proprietary nature of the mastering process, SCEA or a Designated Manufacturing Facility will not under any circumstances release any original master CD-ROM, Master Discs or other in-process materials to the Publisher. All such physical master discs, stampers, etc. shall be and remain the sole property of SCEA or a Designated Manufacturing Facility. SCEA recognizes that the Intellectual Property Rights contained in Licensed Developer Software (separate and apart from any Sony Materials licensed to Publisher by SCEA hereunder) which is contained in physical master discs, stampers and other in-process materials is, as between SCEA and Publisher, the sole and exclusive property of Publisher or its licensors.

8. Marketing and Distribution.

     8.1 Marketing Generally. In accordance with the provisions of this Agreement, at no expense to SCEA, Publisher shall, and shall direct its distributors to, diligently market, sell and distribute the Licensed Products, and shall use its commercially reasonable best efforts to stimulate demand for such Licensed Products in the Licensed Territory and to supply any resulting demand. Publisher shall use its reasonable best efforts to protect the Licensed Products from and against illegal reproduction and/or copying by end users or by any other persons or entities. Such methods of protection may include, without

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     Exchange Commission.

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limitation, markings or insignia providing identification of authenticity and packaging seals.

     8.2 Samples. Subject to availability, Publisher shall sell to SCEA quantities of the Licensed Products at as low a price and on terns as favorable as Publisher sells similar quantities of the Licensed Products to the general trade. In addition, Publisher shall provide to SCEA at no additional cost, for SCEA's internal use and general marketing purposes, sample copies of each Licensed Product, which shall not exceed *** Units of each Licensed Product. Publisher shall be obligated to pay the manufacturing costs to the Designated Manufacturing Facility in accordance with Section 7.2.1, but not the royalty charges in accordance with Section 9, in connection with such sample Units of Licensed Products. In the event that Publisher assembles any Licensed Product using an alternate source, Publisher shall be responsible for shipping such sample Units to SCEA at Publisher's cost and expense. SCEA shall not directly or indirectly resell any such sample Units of the Licensed Products without Publisher's prior written consent.

     8.3 Marketing Programs of SCEA. From time to time, SCEA may invite Publisher to participate in promotional or advertising opportunities which may feature one or more Licensed Products from one or more Publishers. Participation shall be voluntary and subject to terms to be determined at the time of the opportunity. In the event Publisher elects to participate, all materials submitted by Publisher to SCEA shall be submitted subject to Section 11.2 hereunder and delivery to SCEA shall constitute acceptance by Publisher of the terms of the offer. Moreover, all materials, if featured with one or more software products of SCEA or Licensed Products of other Publishers, may be used by SCEA, unless otherwise agreed in writing, with the following generic Legal Copy line: "Game copyright and trademarks are the property of the respective publisher or their licensors" ("Generic Line").

     8.4 Demonstration Disc Programs. SCEA may, from time to time, provide opportunities for Publisher to participate in SCEA Demo Disc programs by providing Product Information to SCEA. In addition, SCEA may, from time to time, grant to Publisher the right to create Third Party Demo Discs pursuant to SCEA Established Third Party Demo Disc Programs. The specifications with respect to the approval, creation, manufacture, marketing, distribution and sale of any such demo disc programs shall be set forth in the SourceBook or in other documentation to be provided by SCEA to Publisher when published. Except as otherwise specifically set forth herein, in the SourceBook or in other documentation provided by SCEA to Publisher, Third Party Demo Discs shall be considered "Licensed Products" and shall be subject in all respects to the terms and conditions of this Agreement. In addition, the following procedures shall also apply to SCEA Demo Discs and Third Party Demo Discs:

          8.4.1 SCEA Demo Discs.

               8.4.1.1 License. If Publisher wishes to participate in an SCEA Demo Disc program and provides Product Information to SCEA in connection thereto, Publisher shall thereby grant to SCEA a royalty-free license during the term of this Agreement in the Licensed Territory to manufacture, use, sell, distribute, market, advertise and otherwise promote Publisher's Product Information as part of such SCEA Demo Disc program. In addition, Publisher shall grant SCEA the right to feature Publisher and Licensed Product names in advertisements and promotional materials (including but not limited to in-store displays) and to make, copy, and distribute in packaging, advertising and promotional materials, copies of screen displays generated by the code, representative video samples or other Product Information provided to SCEA for use in such SCEA Demo Disc. Publisher agrees that all decisions relating to the selection of first and third party Product Information, marketing, advertisement, promotion, distribution or sale of the SCEA Demo Discs as a whole, including but not limited to SCEA Demo Discs title, trade name, logo and/or other identification, sales presentation, or retail and wholesale prices, shall be in the sole discretion of SCEA.

               8.4.1.2 Submission and Approval of Product Information. Upon receipt of a letter or other correspondence, the form of which is attached hereto as Exhibit D, notifying Publisher that SCEA has tentatively chosen Publisher's Product Information for inclusion in an SCEA Demo Disc, Publisher shall deliver to SCEA such requested Product Information no later than the deadline set forth in such letter or other correspondence. A separate letter will be sent for each SCEA Demo Disc, and Publisher must sign each letter prior to inclusion in such SCEA Demo Disc. Any Product Information provided by Publisher shall include Legal Copy on the title screen or elsewhere in the Product Information submitted to SCEA. The only Legal Copy provided by SCEA shall be the Generic Line as provided in Section 8.3 above, which shall appear on the SCEA Demo Disc title screen and packaging. Publisher acknowledges that SCEA shall have no responsibility to provide any Legal Copy beyond the Generic Line. Such Product Information shall comply with technical specifications provided to Publisher by SCEA. SCEA reserves the right to review and test the Product Information provided and request revisions prior to inclusion on the SCEA Demo Disc. In the event that SCEA requests changes to the Product Information and Publisher elects to continue to participate in such Demo Disc, Publisher shall make such changes as soon as possible after receipt of written notice of such requested changes from SCEA, but not later than the deadline for receipt of Product Information. Failure to make such changes and provide the modified Product Information to SCEA in accordance with such deadline shall result in the Product Information being removed from consideration for the SCEA Demo Disc. Costs associated with preparation of Product Information for inclusion in the SCEA Demo Disc shall be borne by Publisher. Except as otherwise provided in this Section, SCEA shall not edit or modify Product Information provided to SCEA by Publisher without Publisher's

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     Exchange Commission.

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          consent, not to be unreasonably withheld. SCEA shall have the right to use subcontractors to assist in the creation or development of any SCEA Demo Disc.

               8.4.1.3 No Obligation to Publish. Acceptance of Product Information for test and review shall not be deemed confirmation that SCEA shall include the Product Information on an SCEA Demo Disc. SCEA reserves the right to choose from products submitted from other Licensed Publishers and first party products to determine the products to be included in SCEA Demo Discs, and will not guarantee to Publisher Licensed Product prominence with regards to screen shots or title treatment on the packaging or in SCEA Demo Discs. Nothing herein shall be construed as creating an obligation of SCEA to publish Product Information submitted by Publisher in any SCEA Demo Disc, nor shall SCEA be obligated to publish, advertise or promote any SCEA Demo Disc.

               8.4.1.4 Retail Sampler Discs. Publisher is aware and acknowledges that the Retail Sampler Disc will be distributed and sold by SCEA in the retail market. If Publisher elects to participate in any Retail Sampler Disc program, Publisher acknowledges that it is aware of no limitations regarding any Licensed Product or any portion thereof provided to SCEA pursuant to the terms of this Agreement which would in any way restrict SCEA's ability to distribute or sell the Retail Sampler Disc at retail, nor does Publisher or its licensors have any anticipation of receiving any compensation from such retail sales. In the event that SCEA institutes a SCEA Demo Disc in which a fee and/or royalty is charged to Publisher, SCEA and Publisher will enter into a separate agreement for such SCEA Demo Disc.

          8.4.2 Third Party Demo Discs.

               8.4.2.1 License. If Publisher wishes to participate in a Third Party Demo Disc program by notifying SCEA of its intention thereto, SCEA shall grant to Publisher the right and license to use Licensed Products in Third Party Demo Discs and to use, distribute, market, advertise and otherwise promote (and, if permitted in accordance with the terms of any SCEA Established Third Party Program or otherwise permitted by SCEA, to sell) such Third Party Demo Discs in accordance with the specifications provided separately to Publisher by SCEA, which may be modified from time to time by SCEA. In addition, SCEA hereby consents to the use of the Licensed Trademarks in connection with Third Party Demo Discs, provided that SCEA's approval must be obtained prior to any use in accordance with the terms of Section
          8.4.2.2 hereto. If any SCEA Established Third Party Demo Disc Program is specified by SCEA to be for promotional use only and not for resale, and such Third Party Demo Disc is subsequently discovered to be for sale, the right to produce Third Party Demo Discs under such SCEA Established Third Party Demo Disc Program shall thereupon be revoked, and SCEA shall have the right to terminate any related Third Party Demo Discs in accordance with the terms of Section 15.3 hereto.

               8.4.2.2 Submission and Approval of Third Party Demo Discs. Publisher shall deliver to SCEA, for SCEA's prior approval, a final version of each Third Party Demo Disc in a format prescribed by SCEA. Such Third Party Demo Disc shall comply with technical specifications and any other requirements provided to Publisher by SCEA in the SourceBook or otherwise. In addition, SCEA shall evaluate the Third Party Demo Disc in accordance with the approval provisions for Executable Software and Printed Materials set forth in Sections 5.4 and 5.6, respectively. Furthermore, Publisher shall obtain the approval of SCEA in connection with any Advertising Materials relating to the Third Party Demo Discs in accordance with the approval provisions set forth in Section 5.7. Costs associated with preparation of product code for inclusion on Third Party Demo Discs shall be borne by Publisher. With respect to the Trade Promotional Disc Program, Publisher acknowledges that Product Information provided in connection with such program is in beta form and is not final approved code, nor should Publisher assume that final approval for mass production has been given at the time of manufacture. Publisher agrees to use the generic packaging and printed materials pursuant to the Trade Promotional Disc Program and the Consumer Promotional Disc Program to clearly and conspicuously state that the Trade Promotional Disc Program and the Consumer Promotional Disc Program are for promotional purposes only and not for resale.

               8.4.2.3 Manufacture and Royalty of Third Party Demo Discs. Publisher shall comply with any Manufacturing Specifications provided separately by SCEA to Publisher with respect to the manufacture and payment for the costs of manufacture of Third Party Demo Discs, and Publisher shall also comply with all terms and conditions of Section 7 hereto. No costs incurred in the development, manufacture, licensing, production, marketing and/or distribution (and if permitted by SCEA, sale) of the Third Party Demo Disc shall be deducted from any amounts payable to SCEA hereunder. Royalties on Third Party Demo Discs shall be as provided in Exhibit A.

     8.5 Contests and Sweepstakes of Publisher. SCEA acknowledges that, from time to time, Publisher may conduct contests and sweepstakes to promote Licensed Products. SCEA agrees to permit Publisher to include contest and sweepstakes materials in Printed Materials and Advertising Materials, subject to compliance with the approval provisions of Section 5.6 and 5.7 hereunder, compliance with the provisions of Section 10.2 and 11.2 hereunder, and subject to the following additional terms and conditions: (i) Publisher represents that it has retained the services of a fulfillment house to administer the contest or sweepstakes and if it has not retained the services of a fulfillment house, Publisher represents and warrants that it has the expertise to conduct such contests or sweepstakes, and in any event, Publisher assumes full responsibility for

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such contest or sweepstakes; (ii) Publisher represents and warrants that it has obtained the consent of all holders of intellectual property rights required to be obtained in connection with the contest or sweepstakes including, but not limited to, the consent of any holder of copyrights or trademarks relating to any advertisement or any promotional materials publicizing the contest or sweepstakes, or the prizes being awarded to winners of the contest or sweepstakes; and (iii) Publisher shall make available to SCEA all contest and sweepstakes material prior to publication in accordance with the approval process set forth in Section 5.6 or 5.7. Approval by SCEA of contest or sweepstakes materials for use in the Printed Materials or Advertising Materials (or any use of the Player or Licensed Products as prizes in such contest or sweepstakes) shall not constitute an endorsement by SCEA of such contest or sweepstakes, nor shall such acceptance be construed as SCEA having reviewed and approved such materials for compliance with any federal or state law, statute, regulations, order or the like, which shall be Publisher's sole responsibility.

     8.6 Distribution Channels. Publisher may use such distribution channels as Publisher deems appropriate, including the use of third party distributors, resellers, dealers and sales representatives. In the event that Publisher elects to have one of its Licensed Products distributed and sold by another Licensed Publisher, Publisher must provide SCEA with written notice of such election, the name of the Licensed Publisher and any additional information requested by SCEA regarding the nature of the distribution services provided by such Licensed Publisher prior to manufacture of any Units of such Licensed Product.

     8.7 Limitations on Distribution. Notwithstanding any other provisions in this Agreement, Publisher shall not, directly or indirectly, solicit orders from and/or sell any Units of the Licensed Products to any person or entity outside of the Licensed Territory, and Publisher further agrees that it shall not directly or indirectly solicit orders for and/or sell any Units of the Licensed Products in any situation where Publisher knows or reasonably should know that such Licensed Products may be exported or resold outside of the Licensed Territory.

     8.8 PlayStation Website. All Licensed Publishers shall be required to provide Product Information for a web page for each of its Licensed Products for display on the PlayStation promotional website, or other website or websites as may be operated by SCEA from time to time in connection with the promotion of the PlayStation brand. Specifications for Product Information for such web pages shall be as provided in the SourceBook. Publisher shall provide SCEA with such Product Information for each Licensed Product upon submission of Printed Materials to SCEA for approval in accordance with Section 5.6 hereto. Publisher shall also provide updates to such web page in a timely manner as required by SCEA in updates to the SourceBook. In addition, Publisher shall use its best efforts to provide Product Information for web pages for Publisher's Licensed Products released from the launch of the Player to the date of execution hereof within sixty (60) days of either execution of this Agreement or receipt of specifications provided separately by SCEA for the integration of such web page, whichever occurs later. In the event that Publisher is unable to provide Product Information for previously released Licensed Products within the time frame set forth above, then SCEA may create Product Information relating to such previously released Licensed Products and provide it to Publisher for approval. Failure of Publisher to approve such web pages within ten (10) days after receipt thereof will be deemed approval.

9. Royalties.

Publisher shall pay SCEA a per Unit royalty in United States dollars, as set forth on Exhibit A hereto, for each Unit of the Licensed Products manufactured. Royalties may be subject to change in SCEA's discretion upon sixty (60) days notice to Publisher. Upon receipt of such notice, Publisher shall have the option to terminate this Agreement upon written notice to SCEA rather than having such revised royalty structure go into effect. Payment of such royalties shall be made to SCEA in conjunction with the payment to SCEA's Designated Manufacturing Facility of the manufacturing costs for each Unit and pursuant to the payment terms of Section 7.2.3 hereto. No costs incurred in the development, manufacture, marketing, sale and/or distribution of the Licensed Products shall be deducted from any royalties payable to SCEA hereunder. Similarly, there shall be no deduction from the royalties otherwise owed to SCEA hereunder as a result of any uncollectible accounts owed to Publisher, or for any credits, discounts, allowances or returns which Publisher may credit or otherwise grant to any third party customer of any Units of the Licensed Products, or for any taxes, fees, assessments or expenses of any kind which may be incurred by Publisher in connection with its sale and/or distribution of any Units of the Licensed Products and/or arising with respect to the payment of royalties hereunder. In addition to the royalty payments provided to SCEA hereunder, Publisher shall be solely responsible for and bear any cost relating to any withholding taxes and/or other such assessments which may be imposed by any governmental authority with respect to the royalties paid to SCEA hereunder; provided, however, that SCEA shall not manufacture Licensed Products outside of the United States without the prior consent of Publisher. Publisher shall provide SCEA with official tax receipts or other such documentary evidence issued by the applicable tax authorities sufficient to substantiate that any such taxes and/or assessments have in fact been paid.

10. Representations and Warranties.

     10.1 Representations and Warranties of SCEA. SCEA represents and warrants solely for the benefit of Publisher that SCEA has the right, power and authority to

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enter into this Agreement and to fully perform its obligations hereunder.

     10.2 Representations and Warranties of Publisher. Publisher represents and warrants that:

     (i) There is no threatened or pending action, suit, claim or proceeding alleging that the use by Publisher of all or any part of the Licensed Developer Software, Product Proposals, Product Information, Printed Materials, Advertising Materials or any underlying work or content embodied therein, or any name, designation or trademark used in conjunction with the Licensed Products infringes or otherwise violates any Intellectual Property Right or other right or interest of any kind whatsoever of any third party, or otherwise contesting any right, title or interest of Publisher in or to the Licensed Developer Software or any underlying work or content embodied therein, or any name, designation or trademark used in conjunction with the Licensed Products;

     (ii) The Licensed Developer Software, Product Proposals, Product Information, Printed Materials and Advertising Materials and their contemplated use under this Agreement does not and shall not infringe any person's or entity's rights including without limitation, patents, copyrights including rights in a joint work, trademarks, trade dress, trade secret, rights of publicity, privacy, performance, moral. rights, literary rights and any other third party right;

     (iii) Publisher has the right, power and authority to enter into this Agreement, to grant SCEA the rights granted hereunder and to fully perform its obligations hereunder;

     (iv) The making of this Agreement by Publisher does not violate any separate agreement, rights or obligations existing between Publisher and any other person or entity, and, throughout the term of this Agreement, Publisher shall not make any separate agreement with any person or entity that is inconsistent with any of the provisions of this Agreement;

     (v) Publisher has not sold, assigned, leased, licensed or in any other way disposed of or encumbered the rights granted to Publisher hereunder, and Publisher will not sell, assign, lease, license or in any other way dispose of or encumber any of such rights;

     (vi) Publisher has obtained the consent of all holders of intellectual property rights required to be obtained in connection with use of any Product Information by SCEA as licensed hereunder, and Product Information provided to SCEA may be published, marketed, distributed and sold by SCEA in accordance with the terms and conditions of this Agreement and without SCEA incurring any royalty, residual, union, guild or other fees;

     (vii) Publisher shall not make any representation or give any warranty to any person or entity expressly or implicitly on SCEA's behalf, or to the effect that the Licensed Products are connected in any way with SCEA (other than that the Licensed Products have been developed, marketed, sold and/or distributed under license from SCEA);

     (viii) The Executable Software shall be distributed by Publisher solely in object code form;

     (ix) The Executable Software and any Product Information delivered to SCEA shall be in a commercially acceptable form, free of significant bugs, defects, time bombs or viruses, such that use of the software or Player would be disrupted, delayed, destroyed or rendered less than fully useful, and shall be fully compatible with the Player and any peripherals listed on the Printed Materials as compatible with the Licensed Product;

     (x) Each of the Licensed Products, Executable Software, Printed Materials and Advertising Materials shall be developed, marketed, sold and distributed by or at the direction of Publisher in an ethical manner and in full compliance with all applicable federal, state, provincial, local and foreign laws and any regulations and standards promulgated thereunder (including but not limited to federal and state lottery laws as currently interpreted and enforced) and will not contain any obscene or defamatory matter,

     (xi) Publisher's policies and practices with respect to the marketing, sale, and/or distribution of the Licensed Products shall in no manner reflect adversely upon the name, reputation or goodwill of SCEA; and

     (xii) Publisher shall make no false, misleading or inconsistent representations or claims with respect to any Licensed Products, the Player or SCEA.

11. Indemnities; Limited Liability.

     11.1 Indemnification by SCEA. SCEA shall indemnify and hold Publisher harmless from and against any and all third party claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim which result from or are in connection with a breach of any of the representations or warranties provided by SCEA herein; provided, however, that Publisher shall give prompt written notice to SCEA of the assertion of any such claim, and provided, further, that SCEA shall have the right to select counsel and control the defense and/or settlement thereof, subject to the right of Publisher to participate in any such action or proceeding at its own expense with counsel of its own choosing. SCEA shall have the exclusive right, at its discretion, to commence and prosecute at its own expense any lawsuit or to take such other action with respect to such matters as shall be deemed appropriate by SCEA. Publisher agrees to provide SCEA, at no expense to

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                                     -14-                          CONFIDENTIAL

Publisher, reasonable assistance and cooperation concerning any such matter; and Publisher shall not agree to the settlement of any such claim, action or proceeding without SCEA's prior written consent.

     11.2 Indemnification by Publisher. Publisher shall indemnify and hold SCEA harmless from and against any and all third party claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim, which result from or are in connection with (i) a breach of any of the representations or warranties provided by Publisher herein, including without limitation claims resulting from Publisher's failure to timely pay any withholding taxes or other assessments as set forth in Section 9 hereto, any breach of Publisher's confidentiality obligations as set forth in Section 14 hereto or any breach of any representations, warranties or covenants relating to contests or sweepstakes as set forth in Sections 8.5 and 10.2 hereto; or (ii) any claim of infringement or alleged infringement of any third party's Intellectual Property Rights with respect to the Licensed Developer Software or any Product Information of Publisher; or (iii) any claims of or in connection with any personal or bodily injury (including death) or property damage, by whomsoever such claim is made, arising out of, in whole or in part, the marketing, sale, distribution and/or use of any of the Licensed Products (including but not limited to any damages or personal injury resulting from the awarding or failure to award contest or sweepstakes prizes), unless due directly to the breach of SCEA in performing any of the specific duties and/or providing any of the specific services required of it hereunder, or (iv) any federal, state or foreign civil or criminal actions relating to the marketing, sale and/or distribution of Licensed Products; provided, however, that SCEA shall give prompt written notice to Publisher of the assertion of any such claim, and provided, further, that Publisher shall have the right to select counsel and control the defense and/or settlement thereof, subject to the right of SCEA to participate in any such action or proceeding at its own expense with counsel of its own choosing. Publisher shall have the exclusive right, at its discretion, to commence and/or prosecute at its own expense any lawsuit or to take such other action with respect to such matter as shall be deemed appropriate by Publisher. SCEA shall retain the right to approve any settlement. SCEA shall provide Publisher, at no expense to SCEA, reasonable assistance and cooperation concerning any such matter; and SCEA shall not agree to the settlement of any such claim, action or proceeding without Publisher's prior written consent.

     11.3 Limitation of Liability.

          11.3.1 Limitation of SCEA's Liability. IN NO EVENT SHALL SCEA OR ITS AFFILIATES OR OTHER COMPANIES AFFILIATED WITH SCEA AND ITS AFFILIATES, SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE FOR PROSPECTIVE PROFITS, OR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE BREACH OF THIS AGREEMENT BY SCEA, THE MANUFACTURE OF THE LICENSED PRODUCTS AND THE USE OF THE LICENSED PRODUCTS, EXECUTABLE SOFTWARE AND/OR THE PLAYER BY PUBLISHER OR ANY END-USER, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE. IT IS THE RESPONSIBILITY OF PUBLISHER TO REVIEW THE ACCURACY OF THE DATA ON THE UNITS MANUFACTURED BY SCEA FOR PUBLISHER. IN NO EVENT SHALL SCEA'S LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY LIABILITY FOR DIRECT DAMAGES, AND INCLUDING WITHOUT LIMITATION ANY LIABILITY UNDER SECTION 11.1 AND ANY WARRANTY IN SECTION 11.4 HERETO, EXCEED ***. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER SCEA NOR ANY AFFILIATE, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, SHALL BEAR ANY RISK, OR HAVE ANY RESPONSIBILITY OR LIABILITY, OF ANY KIND TO PUBLISHER OR TO ANY THIRD PARTIES WITH RESPECT TO THE QUALITY, OPERATION AND/OR PERFORMANCE OF ANY PORTION OF THE SONY MATERIALS, THE PLAYER OR ANY LICENSED PRODUCT.

          11.3.2 Limitation of Publisher's Liability. IN NO EVENT SHALL PUBLISHER OR COMPANIES AFFILIATED WITH PUBLISHER, SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE TO SCEA FOR ANY PROSPECTIVE PROFITS, OR SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH (i) THIS AGREEMENT OR (ii) THE USE OR DISTRIBUTION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT OF ANY CODE PROVIDED BY SCEA, IN WHOLE OR IN PART, OR ANY LICENSED DEVELOPER SOFTWARE BY PUBLISHER OR ANY THIRD PARTY, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE, PROVIDED THAT PUBLISHER EXPRESSLY AGREES THAT SUCH LIMITATIONS SHALL NOT APPLY TO DAMAGES RESULTING FROM PUBLISHER'S BREACH OF SECTIONS 2, 4, 11.2, 12.2 OR 14 OF THIS AGREEMENT, AND PROVIDED FURTHER THAT SUCH LIMITATIONS SHALL NOT APPLY TO AMOUNTS WHICH PUBLISHER MAY BE REQUIRED TO PAY TO THIRD PARTIES UNDER SECTIONS 11.2 OR 17.9.

[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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     11.4 Warranties; Disclaimer of Warranties.

          11.4.1 Manufacturing Warranty. SCEA warrants that the Units or any component parts thereto that are manufactured by SCEA or a Designated Manufacturing Facility for Publisher shall, at time of delivery to Publisher, be free from defects in material and workmanship. The sole obligation of SCEA and a Designated Manufacturing Facility under this warranty shall be, for a period of one year from the date of shipment of Units of Licensed Products or component parts thereto to Publisher, at SCEA's election, either to replace the defective Units or component parts or to issue credit to Publisher for the purchase price and any royalties paid to SCEA and/or a Designated Manufacturing Facility for any such defective Units or component parts. Such warranty is the only warranty applicable to the Licensed Product manufactured by a Designated Manufacturing Facility for Publisher pursuant to Section 7 of this Agreement. This warranty shall not apply to damage resulting from accident, alteration, negligence, normal wear and tear, willful damage, abnormal conditions of use, failure to follow directions for use (whether given in instruction manuals or otherwise) or misuse of the Licensed Products, or to damage to or defects in any materials provided by Publisher to SCEA or a Designated Manufacturing Facility. If, during the aforesaid period, a defective Unit is received by Publisher, Publisher shall notify SCEA within the warranty period set forth above and, upon request by SCEA, provide SCEA with the returned Unit(s) or component part(s) and a written description of the defect claimed or, if requested by SCEA in its sole discretion, Publisher shall destroy any such defective discs. SCEA and any Designated Manufacturing Facility shall not accept the return of any Unit(s) or component part(s) except factory defective Unit(s) or component part(s) (i.e., those Units or component parts that are not free from defects in material and/or workmanship), and all such returns must be authorized by SCEA in writing and in advance. All Units or component parts which are returned in accordance with this Section 11.4.1 will be sent to a place designated by SCEA at SCEA's expense. If the defect did not arise from causes placing liability on SCEA or a Designated Manufacturing Facility under the above warranty, Publisher shall reimburse SCEA and any Designated Manufacturing Facility for expenses incurred in shipping, processing and analyzing the Units or component parts. SCEA's and any Designated Manufacturing Facility's reasonable judgment as to the origin of the defect shall be final and binding. Notwithstanding the foregoing, nothing herein shall be construed by Publisher to extend or create any stated limited warranty to consumers beyond the terms of such warranty. NOTWITHSTANDING THE FOREGOING, ANY COMPONENT PARTS OF LICENSED PRODUCTS NOT MANUFACTURED BY SCEA OR A DESIGNATED MANUFACTURING FACILITY ARE NOT UNDER WARRANTY HEREUNDER.

          11.4.2 Disclaimer of Warranty. ***

12. Copyright, Trademark and Trade Secret Rights.

     2.1 Publisher Rights. The Licensed Developer Software and all Product Information, Product Proposals, Printed Materials and Advertising Materials related thereto (exclusive of the rights licensed from SCEA hereunder) and the Intellectual Property Rights therein and any names or other designations used as titles for the Licensed Products and any other trademarks used by Publisher and/or its affiliates are and shall be the exclusive property of Publisher or of any third party from which Publisher has been granted, or to whom Publisher has granted, the license and related rights to develop and otherwise exploit any such Licensed Developer Software and related materials or any such names or other designations. SCEA shall not do or cause to be done any act or thing in any way impairing or tending to impair or dilute any of Publisher's rights, title and/or interests in or to Publisher's Intellectual Property Rights.

     12.2 SCEA Rights.

          12.2.1 Licensed Trademarks. The Licensed Trademarks and the goodwill associated therewith are and shall be the exclusive property of SCEA or Affiliates of SCEA. Nothing herein shall give Publisher any right, title or interest in or to any of the Licensed Trademarks, other than the non-exclusive license and privilege during the term hereof to display and use the Licensed Trademarks solely in accordance with the provisions of this Agreement. Publisher shall not do or

[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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     cause to be done any act or thing in any way impairing or tending to impair or dilute any of SCEA's rights, title and/or interests in or to any of the Licensed Trademarks, nor shall Publisher register any trademark in its own name or in the name of any other person or entity, or obtain rights to employ Internet domain names or addresses, which are similar to or are likely to be confused with any of the Licensed Trademarks.

          12.2.2 License of Sony Materials and Player. All rights with respect to the Sony Materials and Player, including, without limitation, all of SCEA's Intellectual Property Rights therein, are and shall be the exclusive property of SCEA or Affiliates of SCEA. Nothing herein shall give Publisher any right, title or interest in or to the Sony Materials or the Player (or any portion thereof), other than the non-exclusive license during the term hereof to use the Sony Materials and Player for the manufacturing, marketing, distribution and sale of the Licensed Products solely in accordance with the provisions of this Agreement. Publisher shall not do or cause to be done any act or thing in any way impairing or tending to impair any of SCEA's rights, title and/or interests in or to the Sony Materials or the Player (or any portion thereof).

13. Infringement of Intellectual Property Rights By Third Parties.

In the event that either Publisher or SCEA discovers or otherwise becomes aware that any of the Intellectual Property Rights of the other have been or are being infringed upon by any third party, then the party with knowledge of such infringement or apparent infringement shall promptly notify the other party. SCEA shall have the sole right, in its discretion, to institute and prosecute lawsuits against Third Parties for such infringement of SCEA's Intellectual Property Rights. Publisher shall have the right, in its discretion, to institute and prosecute lawsuits against third persons for such infringement of Publisher's Intellectual Property Rights which are distinct from SCEA's Intellectual Property Rights. If Publisher does not institute an infringement suit within thirty (30) days after SCEA's written request that it do so, SCEA may institute and prosecute such lawsuit. Any lawsuit shall be prosecuted solely at the cost and expense of the party bringing suit and all sums recovered in any such lawsuits, whether by judgment, settlement or otherwise, in excess of the amount of reasonable attorneys' fees and other out of pocket expenses of such suit, shall belong solely to the' party bringing the suit. Upon request of the party bringing the lawsuit, the other party shall execute all papers, testify on all matters and otherwise cooperate in every way necessary and desirable for the prosecution of any such lawsuit. The party bringing suit shall reimburse the other party for the reasonable expenses incurred as a result of such cooperation, but unless authorized by other provisions of this Agreement, not costs and expenses attributable to the conduct of a cross-claim or third party action.

14. Confidentiality.

     14.1 Prior Nondisclosure Agreement. Publisher hereby reaffirms and ratifies the Nondisclosure Agreement dated February 11, 1994 between SCEA and Publisher ("Nondisclosure Agreement") which, as amended by Section 14.2 below, will remain in full force and effect with respect to the Confidential Information of SCEA throughout the term of this Agreement.

     14.2 Additional Requirements Regarding Confidential Information of SCEA.

          14.2.1 Confidential Information of SCEA. "Confidential Information" of SCEA (as defined in the Nondisclosure Agreement and amended hereby) shall also include (i) the Sony Materials and information regarding SCEA's finances, business, marketing and technical plans, (ii) all documentation and information relating to the foregoing (other than documentation and information expressly intended for use by and released to end users or the general public), (iii) any and all other information, of whatever type and in whatever medium (including without limitation all data, ideas, discoveries, developments, know-how, trade secrets, inventions, creations and improvements), that is disclosed in writing or in any other form by SCEA to Publisher, and (iv) this Agreement and the terms and conditions thereof. If at any time Publisher becomes aware of any unauthorized duplication, access, use, possession or knowledge of any Confidential Information of SCEA, it shall notify SCEA as soon as reasonably practicable, and shall promptly act to recover any such information and/or prevent further breach of the confidentiality obligations herein. Publisher shall take all reasonable steps requested by SCEA to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of the Confidential Information of SCEA.

          14.2.2 Confidentiality of Agreement. As provided above, the terms and conditions of this Agreement shall be treated as Confidential Information of SCEA; provided that each party may disclose the terms and conditions of this Agreement: (i) to legal counsel; (ii) in confidence, to accountants, banks and financing sources and their advisors; and (iii) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; and (iv) if Publisher shall be required, in the opinion of counsel, to file publicly or otherwise disclose the terms of this Agreement under applicable federal and/or state securities laws, Publisher shall be required to promptly notify SCEA such that SCEA has a reasonable opportunity to contest or limit the scope of such required disclosure, and Publisher shall request, and shall use its best efforts to obtain, confidential treatment for such sections of this Agreement as SCEA may designate. Any failure to notify SCEA under clause (iv) of this Section
     14.2.2 shall be deemed a material breach of this Agreement. Unless otherwise permitted by SCEA, both parties shall treat the fact that they have entered into this

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                                     -17-                          CONFIDENTIAL

     Agreement as Confidential Information of the other party until a public announcement regarding the execution of this Agreement is released by SCEA, at its sole discretion, announcing that Publisher has become a licensee of SCEA.

     14.3 Requirements Regarding Confidential Information of Publisher.

          14.3.1 Confidential Information of Publisher. "Confidential Information of Publisher" shall mean (i) the Licensed Developer Software as provided to SCEA pursuant to this Agreement and all documentation and information relating thereto, including Product Proposals, Printed Materials and Advertising Materials (other than documentation and information expressly intended for use by and release to end users, the general public or the trade), and (ii) information relating to Publishers' or its affiliates' or licensors' finances, business, marketing and technical plans, that is disclosed in writing or in any other form by Publisher to SCEA.

          14.3.2 Preservation of Confidential Information of Publisher. SCEA shall hold all Confidential Information of Publisher in confidence, and shall take all reasonable steps necessary to preserve the confidentiality of the Confidential Information of Publisher, and to prevent it from falling into the public domain or into the possession of persons other than those persons to whom disclosure is authorized hereunder, including but not limited to those steps that SCEA takes to protect the confidentiality of its own most highly confidential information. Except as may be expressly authorized by Publisher in writing, SCEA shall not at any time, either before or after any termination of this Agreement, directly or indirectly:
     (i) disclose any Confidential Information to any person other than an SCEA employee or subcontractor who needs to know or have access to such Confidential Information for the purposes of this Agreement, and only to the extent necessary for such purposes; (ii) except as otherwise provided in this Agreement, duplicate the Confidential Information of Publisher for any purpose whatsoever; (iii) use the Confidential Information for any reason or purpose other than as expressly permitted in this Agreement; or
     (iv) except as otherwise provided in Section 8.3, remove any copyright notice, trademark notice and/or other proprietary legend set forth on or contained within any of the Confidential Information of Publisher.

          14.3.3 Obligations Upon Unauthorized Disclosure. If at any time SCEA becomes aware of any unauthorized duplication, access, use, possession or knowledge of any Confidential Information of Publisher, it shall notify the Publisher as soon as is reasonably practicable. SCEA shall provide any and all reasonable assistance to Publisher to protect Publisher's proprietary rights in any Confidential Information of Publisher that it or its employees or permitted subcontractors may have directly or indirectly disclosed or made available and that may be duplicated, accessed, used, possessed or known in a manner or for a purpose not expressly authorized by this Agreement including but not limited to enforcement of confidentiality agreements, commencement and prosecution in good faith (alone or with the disclosing party) of legal action, and reimbursement for all reasonable attorneys' fees, costs and expenses incurred by Publisher to protect its proprietary rights in the Confidential Information of Publisher. SCEA shall take all reasonable steps requested by Publisher to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of the Confidential Information of Publisher.

          14.3.4 Exceptions. The foregoing restrictions will not apply to information that could be deemed to be Confidential Information of Publisher to the extent that such information: (i) was known to SCEA at the time of disclosure to it; (ii) becomes part of information in the public domain through no fault of SCEA; (iii) has been rightfully received from a third party authorized by Publisher to make such disclosure without restriction; (iv) has been approved for release by prior written authorization of Publisher; or (v) has been disclosed by court order or as otherwise required by law (including without limitation to the extent that disclosure may be required under Federal or state securities laws), provided that SCEA has notified the disclosing party immediately upon learning of the possibility of any such court order or legal requirement and has given Publisher a reasonable opportunity to contest or limit the scope of such required disclosure.

15. Term and Termination.

     15.1 Effective Date; Term. This Agreement shall not be binding upon the parties until it has been signed by or on behalf of each party, in which event it shall be effective as of the date first written above (the "Effective Date"). Unless sooner terminated in accordance with the provisions hereof, the term of this Agreement shall be for four (4) years from the Effective Date. Any Licensed Products approved by SCEA or otherwise qualified to proceed with development under the Original License Agreement shall, upon full execution of this LPA by Publisher and SCEA, be considered Licensed Products under this LPA, and the terms and conditions of this LPA shall apply to such Licensed Products as if they were licensed hereunder.

     15.2 Termination by SCEA. SCEA shall have the right to terminate this Agreement immediately, by providing written notice of such election to Publisher, upon the occurrence of any of the following events or circumstances:

     (i) If Publisher breaches (A) any of its material obligations provided for in this Agreement (including but not limited to Publisher's failure to pay any amounts due hereunder), which materiality shall be determined by SCEA in its sole discretion; (B) some of its obligations provided for in this Agreement, the combined effect of which has a material effect hereunder or (C) any other agreement

LPA Renu Amended Royalty and WSP
                                     -18-                          CONFIDENTIAL

entered into between SCEA or Affiliates of SCEA and Publisher. In the event of each such breach, Publisher shall have an opportunity to correct or cure such breach within thirty (30) days after receipt of written notice of such breach by SCEA, provided that, if after such thirty (30) day period, such breach is not corrected or cured to SCEA's satisfaction, this Agreement shall be terminated.

     (ii) Publisher's statement that it is unable to pay any amount due hereunder, or is unable to pay its debts generally as they shall become due.

     (iii) Publisher's filing of an application for, or consenting to, or directing the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or substantially all of Publisher's property, whether tangible or intangible, wherever located.

     (iv) The making by Publisher of a general assignment for the benefit of creditors.

     (v) The commencing by Publisher or Publisher's intention to commence a voluntary case under any applicable bankruptcy laws (as now or hereafter may be in effect).

     (vi) Publisher is bankrupt or insolvent.

     (vii) The filing by Publisher or the intent to file by Publisher of a petition seeking to take advantage of any other law providing for the relief of debtors.

     (viii) Publisher's acquiescence to, intention to acquiesce to, or failure to have dismissed within ninety (90) days, any petition filed against it in any involuntary case under any such bankruptcy law.

     (ix) The liquidation or dissolution of Publisher, or a statement of intent by Publisher to no longer exercise any of the rights granted by SCEA to Publisher hereunder.

     (x) If during the term of this Agreement a controlling interest in Publisher or a controlling interest in an entity which has, directly or indirectly, a controlling interest in Publisher is transferred to a party that
(A) is in breach of any agreement with SCEA or an Affiliate of SCEA, and such agreement has been terminated as a result of such breach; (B) directly or indirectly holds or acquires an interest in a third party which develops any interactive hardware device or product which is directly or indirectly competitive with the Player (C) is in litigation with SCEA or Affiliates of SCEA concerning any proprietary technology, trade secrets or other Intellectual Property Rights or Confidential Information of SCEA. As used in this Section 15.2, "controlling interest" means, with respect to any form of entity, sufficient power, whether by holding shares of stock, management power, voting power or power conferred on such person by the Certificate of Incorporation, Bylaws, Partnership Agreement or other documents regulating the form and powers of such entity, to control the decisions of such entity.

     (xi) If during the term of this Agreement Publisher, or an entity that has, directly or indirectly, a controlling interest in Publisher, enters into a business relationship with a third party with whom Publisher materially contributes to develop core components to an interactive hardware device or product which is directly or indirectly competitive with the Player.

Publisher shall be obligated to immediately notify SCEA in the event that any of the events or circumstances specified in subsections (ii) - (xi) occur, and any failure to so notify SCEA shall constitute a material breach with no opportunity to cure such breach.

     15.3 Product-by-Product Termination by SCEA. In addition to the events of termination described in Section 15.2, above, SCEA, at its option, shall be entitled to terminate, on a product-by-product basis, the licenses and related rights herein granted to Publisher in the event that (a) Publisher fails to notify SCEA promptly in writing of any material change to any materials previously approved by SCEA in accordance with Section 5 or Section 7.1.3 hereto, and such breach is not corrected or cured prior to the earlier of (i) thirty (30) days after receipt of written notice of such breach or (ii) commercial release of the product; or (b) any third party with whom Publisher has contracted for the development of Executable Software breaches any of its material obligations to SCEA pursuant to such third party's agreement with SCEA with respect to such Executable Software; or (c) Publisher cancels a Licensed Product or fails to provide SCEA in accordance with the provisions of Section
5.4 above, with the final version of the Executable Software for any Licensed Product within three (3) months of the scheduled release date according to the Product Proposal, or fails to provide work in progress to SCEA in accordance with the Review Process in Section 5.3.

     15.4 Options of SCEA in Lieu of Termination. As alternatives to terminating this Agreement or a particular Licensed Product as set forth in Sections 15.2 and 15.3 above, SCEA may, at its option and upon written notice to Publisher, take the following actions in lieu of terminating this Agreement. In the event that SCEA elects either of these options, Publisher may terminate this Agreement upon written notice to SCEA rather than allowing SCEA to exercise these options. Election of these options by SCEA shall not constitute a waiver of or compromise with respect to any of SCEA's rights under this Agreement and SCEA may elect to terminate this Agreement with respect to any breach.

          15.4.1 Suspension of Agreement. SCEA may suspend this Agreement, entirely or with respect to a particular Licensed Product or program, for a set period of time which shall be specified in writing to Publisher upon the occurrence of any breach of this Agreement.

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          15.4.2 Liquidated Damages. Whereas a minor breach of any of the events set out below may not warrant termination of this Agreement, but will cause SCEA damages in amounts difficult to quantify, SCEA may require Publisher to pay liquidated damages of *** per event, as follows:

          (i) Failure to submit Advertising Materials to SCEA for approval (including any required resubmissions);

          (ii) Broadcasting or publishing Advertising Materials without receiving the final approval or consent of SCEA;

          (iii) Failure to make SCEA's requested revisions to Advertising Materials; or

          (iv) Failure to comply with the SourceBook, Manufacturing Specifications or Guidelines which relates in any way to use of Licensed Trademarks.

Liquidated damages shall be invoiced separately or on Publisher's next invoice for Licensed Products. SCEA reserves the right to terminate this Agreement for breach in lieu of seeking liquidated damages or in the event that liquidated damages are unpaid.

     15.5 No Refunds. In the event of the termination of this Agreement in accordance with any of the provisions of Sections 15.2 through 15.4 above, no portion of any payments of any kind whatsoever previously provided to SCEA hereunder shall be owed or be repayable to Publisher.

16. Effect of Expiration or Termination.

     16.1 Inventory Statement. Within thirty (30) days of the date of expiration or the effective date of termination with respect to any and/or all Licensed Products, Publisher shall provide SCEA with an itemized statement, certified to be accurate by an officer of Publisher, specifying the number of unsold Units of the Licensed Products as to which such termination applies, on a title-by-title basis, which remain in its inventory and/or under its control at the time of expiration or the effective date of termination. SCEA shall be entitled to conduct at its expense a physical inspection of Publisher's inventory and work in process upon reasonable written notice during normal business hours in order to ascertain or verify such inventory and/or statement.

     16.2 Reversion of Rights. Upon expiration or termination and subject to
Section 16.3 below, the licenses and related rights herein granted to Publisher shall immediately revert to SCEA, and Publisher shall cease and desist from any further use of Confidential Information of SCEA, the Licensed Trademarks and the Sony Materials and any Intellectual Property Rights therein, and, subject to the provisions of Section 16.3 below, Publisher shall have no further right to continue the publication, manufacture, marketing, sale and/or distribution of any Units of the Licensed Products, nor to continue to use the Licensed Trademarks; provided, however, that for a period of one year after termination, and subject to all the terms of Section 14, and provided this Agreement is not terminated due to a breach or default of Publisher, Publisher may retain such portions of Sony Materials as SCEA in its sole discretion agrees are required to support end users of Licensed Products but must return these materials at the end of such one year period.

     16.3 Disposal of Unsold Units. Provided that this Agreement is not terminated due to a breach or default of Publisher, Publisher may, upon expiration or termination of this Agreement, sell off existing inventories of Licensed Products, on a non-exclusive basis, for a period of *** days from the date of expiration or termination of this Agreement, and provided such inventories have not been manufactured solely or principally for sale during such period. Subsequent to the expiration of such *** period, or in the event this Agreement is terminated as a result of any breach or default of Publisher, any and all Units of the Licensed Products remaining in Publisher's inventory shall be destroyed by Publisher within *** of such expiration or termination. Within *** after such destruction, Publisher shall provide SCEA with an itemized statement, certified to be accurate by an officer of Publisher, indicating the number of Units of the Licensed Products which have been destroyed (on a title-by-title basis), the location and date of such destruction and the disposition of the remains of such destroyed materials.

     16.4 Return of Sony Materials and Confidential Information. Upon the expiration or earlier termination of this Agreement, Publisher shall immediately deliver to SCEA, or if and to the extent requested by SCEA destroy, all Sony Materials and any and all copies thereof, and Publisher and SCEA shall immediately deliver to the other party, or if and to the extent requested by such party destroy, all Confidential Information of the other party, including any and all copies thereof, which the other party previously furnished to it in furtherance of this Agreement, including, without limitation, any such information, knowledge or know-how of which either party, as the receiving party, was apprised and which was reduced to tangible or written form by such party or in its behalf at any time during the term of this Agreement. Within five (5) working days after any such destruction, Publisher shall provide SCEA with an itemized statement certified to be accurate by an officer of Publisher, indicating the number of copies and/or units of the Sony Materials and/or Confidential Information which have been destroyed, the location and date of such destruction and the disposition of the remains of such destroyed materials.

     16.5 Renewal or Extension of this Agreement; Termination Without Prejudice. SCEA shall be under no obligation to renew or extend this Agreement

[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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                                     -20-                          CONFIDENTIAL

notwithstanding any actions taken by either of the parties prior to the expiration of this Agreement. Upon the expiration of this Agreement, neither party shall be liable to the other for any damages (whether direct, consequential or incidental, and including, without limitation, any expenditures, loss of profits or prospective profits) sustained or arising out of or alleged to have been sustained or to have arisen out of such expiration. However, the expiration of this Agreement shall not excuse either party from its previous breach of any of the provisions of this Agreement or from any obligations surviving the expiration of this Agreement, and full legal and equitable remedies shall remain available for any breach or threatened breach of this Agreement or any obligations arising therefrom. The expiration or termination of this Agreement shall be without prejudice to any rights or remedies which one party may otherwise have against the other party.

17. Miscellaneous Provisions.

     17.1 Notices. All notices or other communications required or desired to be sent to either of the parties shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or sent by recognized international courier service (e.g., Federal Express, DHL, etc.), telex, telegram or facsimile, with charges prepaid. The address for all notices or other communications required to be sent to SCEA or Publisher, respectively, shall be the mailing address stated in the preamble hereof, or such other address as may be provided by written notice from one party to the other on at least ten (10) days' prior written notice. Any such notice shall be effective upon the date of receipt, as confirmed by the sending party.

     17.2 Force Majeure. Neither SCEA nor Publisher shall be liable for any loss or damage or be deemed to be in breach of this Agreement if its failure to perform or failure to cure any of its obligations under this. Agreement results from any event or circumstance beyond its reasonable control, including, without limitation, any natural disaster, fire, flood, earthquake or other Act of God; shortage of equipment, materials, supplies or transportation facilities; strike or other industrial dispute; war or rebellion; shutdown or delay in power, telephone or other essential service due to the failure of computer or communications equipment or otherwise; or compliance with any law, regulation or order (whether valid or invalid) of any governmental body, other than an order, requirement or instruction arising out of Publisher's violation of any applicable law or regulation; provided, however, that the party interfered with gives the other party written notice thereof promptly, and, in any event, within fifteen (15) business days of discovery of any such Force Majeure condition. If notice of the existence of any Force Majeure condition is provided within such period, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure event or circumstance described in such notice, except that any such cause shall not excuse the payment of any sums owed to SCEA prior to, during or after any such Force Majeure condition. In the event that the Force Majeure condition continues for more than one hundred and twenty
(120) days, SCEA may terminate this Agreement for cause by providing written notice to Publisher to such effect.

     17.3 No Partnership or Joint Venture. The relationship between SCEA and Publisher, respectively, is that of licensor and licensee. Both parties are independent contractors and are not the legal representative, agent, joint venturer, partner or employee of the other party for any purpose whatsoever. Neither party has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

     17.4 Assignment. SCEA has entered into this Agreement based upon the particular reputation, capabilities and experience of Publisher and its officers, directors and employees. Accordingly, Publisher may not assign this Agreement or any of its rights hereunder, nor delegate or otherwise transfer any of its obligations hereunder, to any third party unless the prior written consent of SCEA shall first be obtained. This Agreement shall not be assigned in contravention of Section 15.2 (x). Any attempted or purported assignment, delegation or other such transfer, directly or indirectly, without the required consent of SCEA shall be void and a material breach of this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of the parties and their respective successors (other than under the conditions set forth in Section 15.2 (x)) and permitted assigns. SCEA shall have the right to assign any and all of its rights and obligations hereunder to any affiliate(s), including, without limitation, its obligations under Section 7 hereof.

     17.5 Subcontractors. Publisher shall not sell, assign, delegate, subcontract, sublicense or otherwise transfer or encumber all or any portion of the licenses herein granted; provided, however, that Publisher may retain those subcontractor(s) to assist with the development of Licensed Products which: (i) have signed a Nondisclosure Agreement and a Developer Agreement with SCEA (the "PlayStation Agreements") in full force and effect throughout the term of such development; or (ii) have signed an SCEA-approved subcontractor agreement between Publisher and subcontractor, which subcontractor agreement shall contain substantially identical terms to the Nondisclosure Agreement and the confidentiality provisions of this Agreement ("Subcontractor Agreement"). If a subcontractor will use Development Tools provided by Publisher, it must also comply with the requirements set forth in Section 16.5 of an LDA with respect to usage of such Development Tools. Such Subcontractor Agreement shall provide that SCEA is a third party beneficiary of such Subcontractor Agreement, and has the full right to bring any actions against such subcontractors to comply in all respects with the terms and conditions of this Agreement. Publisher agrees to provide a copy of any such

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Subcontractor Agreement to SCEA prior to and following execution thereof.
Publisher shall not disclose to any subcontractor any Confidential Information of SCEA (as defined herein and in the Nondisclosure Agreement), including, without limitation, any Sony Materials, unless and until either the PlayStation Agreements or a Subcontractor Agreement have been executed. Notwithstanding any consent which may be granted by SCEA for Publisher to employ any such permitted subcontractor(s), or any such separate agreement(s) that may be entered into by Publisher with any such permitted subcontractor, Publisher shall remain fully liable for its compliance with all of the provisions of this Agreement and for the compliance of any and all permitted subcontractors with the provisions of any agreements entered into by such subcontractors in accordance with this
Section 17.5. Publisher shall use its best efforts to cause its subcontractors employed hereby to comply in all respects with the terms and conditions of this Agreement, and hereby unconditionally guarantees all obligations of its subcontractors.

     17.6 Compliance with Applicable Laws. The parties shall at all times comply with all applicable regulations and orders of their respective countries and all conventions and treaties to which their countries are a party or relating to or in any way affecting this Agreement and the performance by the parties of this Agreement. Each party, at its own expense, shall negotiate and obtain any approval, license or permit required in the performance of its obligations, and shall declare, record or take such steps to render this Agreement binding, including, without limitation, the recording of this Agreement with any appropriate governmental authorities (if required).

     17.7 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, excluding that body of law related to choice of laws, and of the United States of America. Any action or proceeding brought to enforce the terms of this Agreement or to adjudicate any dispute arising hereunder shall be brought in the courts of the County of San Mateo, State of California (if under State law) or the Northern District of California (if under Federal law or pursuant to diversity jurisdiction). Each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for purposes of any such action and agrees that any service of process may be effected by delivery of the summons in the manner provided in the delivery of notices set forth in Section
17.1 above. In addition, each party hereby waives the right to a jury trial in any action or proceeding brought to enforce the terms of this Agreement or to adjudicate any dispute arising hereunder.

     17.8 Legal Costs and Expenses. In the event it is necessary for either party to retain the services of an attorney or attorneys to enforce the terms of this Agreement or to file or defend any action arising out of this Agreement, then the prevailing party in any such action shall be entitled, in addition to any other rights and remedies available to it at law or in equity to recover from the other party its reasonable fees for attorneys and expert witnesses, plus such court costs and expenses as may be fixed by any court of competent jurisdiction. The term "prevailing party" for the purposes of this Section shall include a defendant who has by motion, judgment, verdict or dismissal by the court, successfully defended against any claim that has been asserted against it.

     17.9 Remedies. Unless expressly set forth to the contrary, either party's election of any remedies provided for in this Agreement shall not be exclusive of any other remedies available hereunder or otherwise at law or in equity, and all such remedies shall be deemed to be cumulative. Any breach of Sections 2, 3, 4, 5, 6, 7.1, 12 and 14 of this Agreement would cause irreparable harm to SCEA, the extent of which would be difficult to ascertain. Accordingly, Publisher agrees that, in addition to any other remedies to which SCEA may be entitled, in the event of a breach by Publisher or any of its employees or permitted subcontractors of any such Sections of this Agreement, SCEA shall be entitled to the immediate issuance without bond of ex parte injunctive relief enjoining any breach or threatened breach of any or all of such provisions. In addition, Publisher shall indemnify SCEA for all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and all reasonable related costs) which SCEA may sustain or incur as a result of such breach.

     17.10 Severability. In the event that any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

     17.11 Sections Surviving Expiration or Termination. The following sections shall survive the expiration or earlier termination of this Agreement for any reason: 4, 5.5, 6, 7.2, 7.4, 9, 10, 11, 12, 14, 15.5, 16, 17.4, 17.5, 17.6,17.7,
17.8, 17.9 and 17.10.

     17.12 Waiver. No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver operate as or be construed as a waiver of such provision respecting any future event or circumstance.

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     17.13 Modification. No modification of any provision of this Agreement shall be effective unless in writing and signed by both of the parties.

     17.14 Headings. The section headings used in this Agreement are intended primarily for reference and shall not by themselves determine the construction or interpretation of this Agreement or any portion hereof.

     17.15 Integration. This Agreement (together with the Exhibits attached hereto) constitutes the entire agreement between SCEA and Publisher and supersedes all prior or contemporaneous agreements, proposals, understandings and communications between SCEA and Publisher, whether oral or written, with respect to the subject matter hereof; provided, however, that notwithstanding anything to the contrary in the foregoing, the Nondisclosure Agreement referred to in Section 14 hereto shall remain in full force and effect.

     17.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an. original, and together shall constitute one and the same instrument.

     17.17 Construction. This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

Sony Computer Entertainment America Inc.    Activision, Inc.

By: /s/ Andrew House                        By: /s/ George L. Rose
--------------------------------------      --------------------------------
Print Name: Andrew House                    Print Name:  George L. Rose
--------------------------------------      --------------------------------
Title: SVP SCEA                             Title: Sr. Vice President & General
                                                     Counsel
--------------------------------------      --------------------------------
Date: 6/28/02                               Date: 6/24/02
--------------------------------------      --------------------------------

NOT AN AGREEMENT UNTIL
EXECUTED BY BOTH PARTIES

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                                     -23-                          CONFIDENTIAL

                                                                       Exhibit A

                                   ROYALTIES

Licensed Product Per Unit Royalty.

     A.   Applicable Royalties on Licensed Products.

          1. Initial Orders. Publisher shall pay SCEA, either directly or through its designee, a per title royalty in United States dollars for each Unit of the Licensed Products initially released after execution of this Agreement based on the initial Wholesale Price of the Licensed Product, as follows:

                 Wholesale Price                Per Title Royalty
               -------------------            --------------------

***                     ***                             ***

***                     ***                             ***

***                     ***                             ***

***                     ***                             ***

***                     ***                             ***

     In the absence of satisfactory evidence to support the WSP, the royalty rate that shall apply will be *** per Unit. For purposes of this Agreement, Units of Licensed Products shall be considered "released" when Units first begin to ship from a Designated Manufacturing Facility.

     2. Reorders and Other Programs. Royalties on Licensed Products initially released prior to execution of this Agreement shall be the royalty in effect as the time such Licensed Product was released. Royalties on additional orders to manufacture a specific Licensed Product shall be the royalty determined by the initial Wholesale Price as reported by Publisher for that Licensed Product regardless of the wholesale price of the Licensed Product at the time of reorder, except in the event that the Wholesale Price increases for such Licensed Product, in which case the royalty shall be adjusted upwards to reflect the higher Wholesale Price. Licensed Products qualifying for SCEA's "Greatest Hits" programs or other programs offered by SCEA shall be subject to the royalties applicable for such programs.

     3. Payment. At the time of placing an order to manufacture a Licensed Product, Publisher shall submit to SCEA an accurate accounting statement setting out the number of Units of Licensed Product to be manufactured, projected initial wholesale price, applicable royalty, and total amount due SCEA. In addition, Publisher shall submit to SCEA prior to placing the initial order for each Licensed Product a separate certification, in the form provided by SCEA in the SourceBook, signed by officers of Publisher that certifies that the Wholesale Price provided to SCEA is accurate and attaching such documentation supporting the WSP as requested by SCEA. The accounting statement due hereunder shall be subject to the audit and accounting provisions set forth below.

     4. Audit Provisions. Publisher shall keep full, complete, and accurate books of account and records covering all transactions relating to this Agreement. Publisher shall preserve such books of account, records, documents, and material for a period of *** after the expiration or earlier termination of this Agreement. Acceptance by SCEA of an accounting statement, purchase order, or payment hereunder will not preclude SCEA from challenging or questioning the accuracy thereof at a later time. In the event that SCEA reasonably believes that the Wholesale Price provided by Publisher with respect to any Licensed Product is not accurate, SCEA shall be entitled to request additional documentation from Publisher to support the listed Wholesale Price for such Licensed Product. In addition, during the Term and for a period of *** thereafter upon the giving of reasonable written notice to Publisher, representatives of SCEA shall have access to, and the right to make copies and summaries of, such portions of all of Publisher's books and records as pertain to the Licensed Products and any payments due or credits received hereunder. In the event that such inspection reveals an under-reporting of any payment due to SCEA, Publisher shall immediately pay SCEA such amount. In the event that any audit conducted by SCEA reveals that Publisher has under-reported any payment due to SCEA hereunder by *** or more for that audit period, then in

[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

LPA Renu Amended Royalty and WSP
                                     -24-                          CONFIDENTIAL

addition to the payment of the appropriate amount due to SCEA, Publisher shall reimburse SCEA for all reasonable audit costs for that audit and any and all collection costs to recover the unpaid amount.

B. SCEA Established Third Party Demo Disc Program Royalties: Publisher shall pay SCEA a per Unit royalty in United States dollars of *** for each Unit of the Consumer Promotional Disc Program and the Trade Promotional Disc Program manufactured. The quantity of Units ordered shall comply with the terms of such SCEA Established Third Party Demo Disc Program. Payment of such royalties shall be made to SCEA in conjunction with the payment to SCEA of the manufacturing costs for each Unit and pursuant to the terms and conditions set forth in Sections 7.2.3 and 9 hereto and in such SCEA Established Third Party Demo Disc Program.

     C.   Adjustments to Licensed Product Royalty - Hit Title Rebate

     l. In the event that the total purchases by Publisher from SCEA with respect to any Licensed Product exceed the following numbers of Units during the first three (3) years after first commercial shipment of such Licensed Product, Publisher shall be entitled to a rebate with respect to royalties paid by Publisher to SCEA pursuant to Section 9 of the Agreement ("Hit Title Rebate") which shall be credited to Publisher's account as provided below, as follows:

                  Volume                         Royalty Rebate

         a.       ***                             ***

         b.       ***                             ***

         c.       ***                             ***

         d.       ***                             ***

         e.       ***                             ***

     2. SCEA shall credit Publisher's account for the Hit Title Rebates as follows: (i) if Publisher's initial order for a Licensed Product is less than the Hit Title Rebate threshold provided in C. La above, then SCEA shall credit Publisher's account sixty (60) days following the date that Publisher notifies SCEA that sales of a Licensed Product exceed the Hit Title Rebate threshold, subject to SCEA's right to confirm such information; (ii) if Publisher's initial order for a Licensed Product reaches or exceeds the Hit Title Rebate threshold provided in C.1.a above, then Publisher may credit the Hit Title Rebate amount set forth above as a separate line item on the Purchase Order with respect to such Licensed Product. It is Publisher's responsibility to inform SCEA when it reaches a Hit Title Rebate threshold, and Publisher shall not take a Hit Title Rebate as a separate line item on a Purchase Order without discussing first with SCEA.

     3. The Hit Title Rebate may not be used in conjunction with any royalty reduction program of SCEA in effect from time to time, including but not limited to any "Greatest Hits" program, nor shall a Hit Title Rebate be taken on a Third Party Demo Disc program or any promotional program of SCEA or on Licensed Products that qualify for the Band 1 royalty.

     4. Each Licensed Product shall be considered independently for purposes of calculating the Hit Title Rebate and the rebates shall be cumulative. By way of example:

          a. If Publisher's aggregate shipments for a single Licensed Product are less than ***, no rebate is available.

[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

LPA Renu Amended Royalty and WSP
                                     -25-                          CONFIDENTIAL

          b. If Publisher's aggregate shipments for a single Licensed Product exceed *** but are less than ***, Publisher will be entitled to receive *** of the Royalty paid as a rebate with respect to the first *** Units, at the time Publisher is invoiced for such excess order, and shall thereafter be charged a per Unit royalty of *** less ***, until Units of the Licensed Product shipped exceed *** Units.

          c. If Publisher's aggregate orders for a single Licensed Product exceed *** Units, but are less than *** Units, Publisher will receive *** of the Royalty paid as a rebate with respect to the first *** Units, at the time Publisher is invoiced for such excess order, and shall thereafter be charged a per Unit royalty of *** less ***, until Units of the Licensed Product shipped exceed *** Units. Please note that in this case Publisher will only receive a *** additional rebate with respect to the first *** Units because it has already received a *** rebate on such Units.

[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

LPA Renu Amended Royalty and WSP
                                     -26-                          CONFIDENTIAL

                                                                       Exhibit B


LPA Renu Amended Royalty and WSP
                                     -27-                          CONFIDENTIAL

                                                                       Exhibit C

LPA Renu Amended Royalty and WSP
                                     -28-                          CONFIDENTIAL

                                                                       Exhibit D

                   [FORM OF LETTER REGARDING SCEA DEMO DISCS]

VIA FAX

[Date]

[Name]
[Third Party Name]
[Address]

         Re: [Specify SCEA Demo Disc Program]

Dear _________:

This letter confirms that Sony Computer Entertainment America ("SCEA") would like to include the Product Information (listed below) of your PlayStation game (listed below) in the following Demo Disc:

             Game Title:
             Type of Product Information Required:
             Demo Disc program:
             Deadline:
             Date of Licensed Publisher Agreement:

Please return a signed copy of this letter to __________ by fax at __________ and submit the Product Information directly to SCEA's consultant, ______________, no later than the Deadline set forth above. Failure to provide this acknowledged letter and the code, by this date, will result in removal of your Product Information from the Demo Disc.

The inclusion of your Product Information is subject to the terms and conditions of the Licensed Publisher Agreement between SCEA and you.

Very truly yours,                   AGREED AND ACKNOWLEDGED BY:

                                    [PUBLISHER]

                                    By:
                                    ----------------------------------------

                                    Title:
                                    ----------------------------------------

                                    Date:
                                    ----------------------------------------

cc:  Legal Department


LPA Renu Amended Royalty and WSP
                                     -29-                          CONFIDENTIAL